                                REVOLVING CREDIT

                             AND TERM LOAN AGREEMENT

                           Dated as of August 11, 1997

                                     between

                 STATE STREET BANK AND TRUST COMPANY, as Lender

                                       and

                                    AMBI INC.

                                       and

                                  NUTRITION 21

                                 as Co-Borrowers

                                TABLE OF CONTENTS

ARTICLE I....................................................................  1
   Section 1.01. Definitions.................................................  1
   Section 1.02. Accounting Terms and Determinations.........................  8
   Section 1.03. Other Definitional Terms....................................  8

ARTICLE II...................................................................  8
   Section 2.01. Commitment to Lend..........................................  8
   Section 2.02. Termination of Commitment...................................  8
   Section 2.03. The Revolving Note..........................................  8
   Section 2.04. Making the Revolving Loans..................................  9
   Section 2.05. Interest on Revolving Loans.................................  9
   Section 2.06. Repayments and Prepayments of Revolving Loans...............  9
   Section 2.07. Extension of Revolving Loan Termination Date................ 10
   Section 2.08. Fees........................................................ 10

ARTICLE III.................................................................. 11
   Section 3.01. Commitment to Lend.......................................... 11
   Section 3.02. The Term Note............................................... 11
   Section 3.03. Interest on Term Loan....................................... 11
   Section 3.04. Repayments and Prepayments of Term Loan..................... 11

ARTICLE IV................................................................... 12
   Section 4.01. Default Interest............................................ 12
   Section 4.02. Payment from Insurance and Condemnation Proceeds............ 12
   Section 4.03. Place and Mode of Payments; Computations.................... 12
   Section 4.04. Use of Proceeds............................................. 13

ARTICLE V.................................................................... 13
   Section 5.01. Security Agreements; Negative Pledge........................ 13
   Section 5.02. Negative Pledge of USDA License............................. 13
   Section 5.03. Collateral Assignment of Stock and Partnership Interests.... 13
   Section 5.04. Consents.................................................... 14
   Section 5.05. Filing and Recording........................................ 14
   Section 5.06. Additional Collateral....................................... 14

ARTICLE VI................................................................... 15
   Section 6.01. Conditions Precedent to Initial Loans....................... 15
      (a) Loan Documents, etc................................................ 15
      (b) Security Documents................................................. 15
      (c) Lien Searches; Perfection Certificates............................. 15
      (d) Opinions of U.S. and U.K. Counsel.................................. 15

      (e) Proceedings; Receipt of Documents.................................. 15
      (f) Organizational Documents........................................... 16
      (g) Certificates of Legal Existence and Good Standing and Tax Good
          Standing........................................................... 16
      (h) Incumbency Certificates............................................ 16
      (i) Examination of Books............................................... 16
      (j) Material Litigation................................................ 16
      (k) Negative Pledge.................................................... 16
      (l) Pledge of Partnership Interests.................................... 17
      (m) Insurance.......................................................... 17
      (n) Borrowing Base Certificate......................................... 17
      (o) Aging of Receivables, etc.......................................... 17
      (p) Disbursement Authorization Letter.................................. 17
      (q) Payment of Fees and Disbursements.................................. 17
      (r) Warrants and Warrant Purchase Agreement............................ 17
      (s) Consummation of the Acquisition; New Cash Equity................... 17
      (t) Compliance with U.S. and U.K. Law.................................. 17
      (u) Monthly Financial Statements....................................... 18
      (v) Opening Balance Sheet.............................................. 18
      (w) Release of AMBI and N21............................................ 18
      (x) Solvency Certificate............................................... 18
      (y) Assignment of Stock and Partnership Interest Purchase
          Agreement Rights................................................... 18
      (z) Landlord's Waivers................................................. 18
      (zy) Additional Waivers and Consents................................... 18
      (zz) Excess Cash....................................................... 18

   Section 6.02. Conditions Precedent to All Loans........................... 18
      (a) Legality of Transactions........................................... 18
      (b) Correctness of Warranties.......................................... 19
      (c) No Default or Event of Default..................................... 19
      (d) Notice of Borrowing; Borrowing Base Certificate.................... 19

ARTICLE VII.................................................................. 19
   Section 7.01. Corporate Status............................................ 19
   Section 7.02. Corporate Power and Authority............................... 20
   Section 7.03. No Violation of Agreements.................................. 20
   Section 7.04. No Burdensome Agreements.................................... 20
   Section 7.05. No Litigation............................................... 20
   Section 7.06. Financial Condition......................................... 21
   Section 7.07. Good Title to Properties.................................... 21
   Section 7.08. Trademarks, Patents, etc.................................... 21
   Section 7.09. Tax Liability............................................... 21
   Section 7.10. Governmental Action......................................... 21
   Section 7.11. Disclosure.................................................. 21
   Section 7.12. Regulations G, U and X...................................... 21

   Section 7.13. Employee Benefit Plans...................................... 22
   Section 7.14. Subsidiaries................................................ 23
   Section 7.15. Permits, etc................................................ 23
   Section 7.16. Solvency.................................................... 23
   Section 7.17. Environmental Matters....................................... 23
   Section 7.18. Ownership of the Borrowers.................................. 24

ARTICLE VIII................................................................. 24
   Section 8.01. Financial Statements and Other Information.................. 25
   Section 8.02. Corporate Existence, etc.................................... 27
   Section 8.03. Compliance with Laws, etc................................... 27
   Section 8.04. Payment of Taxes and Claims, etc............................ 27
   Section 8.05. Keeping of Books, Visitation, Inspection, etc............... 27
   Section 8.06. Insurance................................................... 27
   Section 8.07. Properties in Good Condition................................ 28
   Section 8.08. Maintenance of Liens........................................ 28
   Section 8.09. Notice of Default........................................... 28
   Section 8.10. Further Assurances.......................................... 29
   Section 8.11. ERISA....................................................... 29
   Section 8.12. Appraisals.................................................. 29
   Section 8.13. Maintenance of Accounts..................................... 29

ARTICLE IX................................................................... 30
   Section 9.01. Financial Covenants......................................... 30

      A. Minimum Consolidated Net Income..................................... 30
      B. Minimum Consolidated Adjusted EBITDA................................ 30
      C. Minimum Consolidated Current Ratio.................................. 30
      D. Minimum Consolidated Stockholders' Equity........................... 30
      E. Minimum Consolidated Debt/Stockholders' Equity Ratio................ 31
      F. Maximum Consolidated Debt/Stockholders' Equity Ratio................ 31

   Section 9.02. Indebtedness................................................ 31
   Section 9.03. Liens....................................................... 32
   Section 9.04. Mergers, etc................................................ 32
   Section 9.05. Sale of Assets, etc......................................... 32
   Section 9.06. Dividends, etc.............................................. 32
   Section 9.07. Investments, Acquisitions, Loans, etc....................... 33
   Section 9.08. Lease-Backs................................................. 33
   Section 9.09. Compromise of Receivables................................... 33
   Section 9.10. Transactions with Affiliates and Agents..................... 33
   Section 9.11. Compliance with ERISA....................................... 33
   Section 9.12. Fiscal Year................................................. 34
   Section 9.13. No Guarantees............................................... 34
   Section 9.14. Arrangements between Borrowers and Burns Philp.............. 34

   Section 9.15. Subsidiaries................................................ 34

   Section 9.16. License Arrangements........................................ 34

ARTICLE X.................................................................... 34
   Section 10.01. Events of Default.......................................... 34
   Section 10.02. Suits For Enforcement...................................... 37
   Section 10.03. Rights and Remedies Cumulative............................. 37
   Section 10.04. Right of Setoff............................................ 37

ARTICLE XI................................................................... 37
   Section 11.01. Notices.................................................... 38
   Section 11.02. Amendments, etc............................................ 38
   Section 11.03. No Waiver.................................................. 38
   Section 11.04. Payment of Expenses, Indemnity, etc........................ 39
   Section 11.05. Benefit of Agreement....................................... 39
   Section 11.06. Governing Law, Submission to Jurisdiction, etc............. 40
   Section 11.07. Counterparts............................................... 41
   Section 11.08. Collection Costs........................................... 41
   Section 11.09. Termination of Agreement................................... 41
   Section 11.10. Headings Descriptive....................................... 42
   Section 11.11. Entire Agreement........................................... 42
   Section 11.12. Waiver of Rights Related to Damages........................ 42
   Section 11.13. Certifications............................................. 42
   Section 11.14. Severability............................................... 42

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 7.05              Litigation
Schedule 7.14              Subsidiaries
Schedule 7.18              Ownership Matters; Options, etc.
Schedule 9.02              Existing Indebtedness
Schedule 9.03              Existing Liens



Exhibit A         Form of Revolving Note
Exhibit B         Form of Term Note
Exhibit C         Form of Borrowing Base Certificate

         REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of August 11, 1997 between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Lender"), AMBI Inc. (formerly known as Applied Micro Biology, Inc.), a New York corporation ("AMBI"), and Nutrition 21, a California limited partnership ("N21"), as co-borrowers (each a "Borrower" and collectively, the "Borrowers").

         WHEREAS, the Borrowers desire to borrow from the Lender hereunder certain sums on a revolving and term loan basis and the Lender is willing, subject to and upon the terms and conditions hereinafter set forth, to lend such sums to the Borrowers; and

         WHEREAS, all negotiations between the Lender and the Borrowers and their respective agents and representatives have occurred, for all purposes, in the Commonwealth of Massachusetts;

         NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

         Section 1.01. Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Accounts Payable" shall mean all accounts due and owing by the Borrowers and their Subsidiaries on open account to trade creditors for goods or services, and any accruals thereon, as determined on a consolidated basis.

         "Acquisition" shall mean the acquisition of all of the issued and outstanding individual limited partnership interests of N21 and the capital stock of Selene Systems and JBE by AMBI, in accordance with the terms of that certain Stock and Partnership Interest Purchase Agreement dated August 11, 1997 among AMBI, N21, Selene, JBE and the individuals named therein.

         "Adjusted EBITDA" shall mean, for any period, Net Income, increased by the sum of (i) Interest Expense for such period, (ii) Income Tax Expense for such period, (iii) Depreciation Expense for such period, and (iv) Amortization Expense for such period, as shown on the consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries in accordance with GAAP.

         "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds 5% or more of any class of voting securities of such Person or 5% or more of the equity interest in such Person, (ii) any Person of which such Person beneficially owns or holds 5% or more of any class of voting securities or in which such Person beneficially owns or holds 5% or more of the equity interest and (iii) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this Revolving Credit and Term Loan Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

         "Amortization Expense" shall mean, for any period, the amortization expense of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.

         "Board" shall mean the Board of Governors of the Federal Reserve
System.

         "Borrowers" shall have the meaning set forth in the preamble hereof.

         "Borrowing Base Certificate" shall have the meaning set forth in subsection 8.01(i) hereof.

         "Borrowing Base" shall mean, at the relevant time of reference thereto, an amount which is equal to (i) 85% of the aggregate Net Amount of Eligible Accounts of Customers of the Borrowers who are located within the United States, plus (ii) 70% of the aggregate Net Amount of Eligible Inventory of N21, up to the Maximum N21 Inventory Advance, plus (iii) 30% of the aggregate Net Amount of Eligible Inventory of AMBI, up to the Maximum AMBI Inventory Advance, plus (iv) one hundred percent (100%) of any money market instruments pledged by the Borrowers to the Lender, all as determined by the Lender by reference to the most recent Borrowing Base Certificate delivered to the Lender pursuant to subsection 8.01(i) hereof.

         "Burns Philp" shall mean Burns Philp, Inc.

         "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which the Lender is required or authorized to close in Boston, Massachusetts.

         "Capital Expenditures" shall mean, for any period, amounts paid or indebtedness incurred by the Borrowers and their Subsidiaries determined on a consolidated basis in connection with the acquisition, purchase, lease, construction, improvement or replacement by the Borrowers and their Subsidiaries of fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as leaseholds, patents, copyrights, trademarks, franchises and goodwill), that would be required to be capitalized and shown on the consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries in accordance with GAAP, provided that Capital Expenditures shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

         "Capital Leases" shall mean, for any period, amounts paid or indebtedness incurred by the Borrowers and their Subsidiaries in connection with the lease of tangible property (such as leased buildings, fixtures, machinery and equipment) that would be required to be capitalized and shown on the consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries in accordance with GAAP.

         "Closing Date" shall mean the date that all of the conditions precedent set forth in Section 6.01 hereof have been met and the initial Loans have been advanced hereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall have the meaning set forth in Section 5.05 hereof.

         "Commitment" shall mean the Lender's obligation under this Agreement to make Revolving Loans to the Borrowers up to the Revolving Commitment Amount pursuant to Article II hereof.

         "Consolidated or consolidated" shall mean those terms as applied to the accounts of the Borrowers and their Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         "Current Assets" shall mean, at any date of determination thereof, all current assets of the Borrowers and their Subsidiaries, including all Loans hereunder by the Lender, determined on a consolidated basis in accordance with GAAP as of such date.

         "Current Liabilities" shall mean, at any date of determination thereof, all outstanding current liabilities of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date, including, without limitation, the outstanding amounts borrowed under the Revolving Loans and the

Term Loan.

         "Current Ratio" shall mean, at any date of determination thereof, Consolidated Current Assets divided by Current Liabilities of the Borrowers and their Subsidiaries.

         "Customer" shall mean and include the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any Person who enters into or proposes to enter into any contract or other arrangement with the Borrowers or their Subsidiaries.

         "Depreciation Expense" shall mean, for any period, the depreciation expense of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.

         "Debt" shall mean all liabilities of the Borrowers and their Subsidiaries as shown on the consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries in accordance with GAAP.

         "Default" shall mean any coition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Eligible Accounts" shall mean (without duplication of accounts falling into more than one of the following categories) the aggregate of the unpaid portion of Receivables created by the Borrowers in the ordinary course of business arising out of the sale of products by the Borrowers, and as to which appropriate Uniform Commercial Code financing statements showing the Borrowers, as the debtor and the Lender as the secured party with a first priority security interest have been filed in the proper filing offices. Without limiting the generality of the foregoing, a Receivable shall in no event be deemed to be an Eligible Account unless: (i) such Receivable continues to be in full conformity with the representations and warranties made by the Borrowers to the Lender with respect thereto; (ii) no more than 60 days have elapsed from the invoice date (subject to clause (iii) below); (iii) the Lender has not notified the Borrowers that Lender is not satisfied with the credit standing of the Customer with respect thereto in relation to the amount of credit extended and the Customer as to which the Receivable relates is not known by the Borrowers to be insolvent or involved in any case of proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar law of any jurisdiction; (iv) the Customer with respect thereto is not an Affiliate of the Borrowers; (v) the obligation is not subject to any pledge, restriction, security interest or other Lien or encumbrance other than those created by the Loan Documents; and (vi) the Borrowers are selling such product upon the same terms as of the date of such borrowing under the Revolving Loans as they were at the time the Receivable evidencing unpaid indebtedness for such product arose. Notwithstanding the foregoing, eligibility of any account receivable of the Borrowers shall be determined by the Lender in its sole discretion.

         "Eligible Inventory" shall mean the gross book value, as reflected on the Borrower's books in accordance with generally accepted accounting principles, of all goods held for sale or lease or furnished or to be furnished under contracts of service by the Borrower which in the reasonable opinion of the Lender are merchantable and fit for the purpose for which they were procured, located at the Borrower's chief executive offices in New York or California or in transit under letters of credit issued by the Lender, and which are not stale, obsolete or unmerchantable and at all times shall continue to be acceptable to the Lender in all respects, as to which the Borrower has furnished reasonably detailed information in a Borrower's Certificate, excluding inventory which is held on consignment, not otherwise owned by the Borrower or of a type no longer used by the Borrower, which has been returned by a customer or is damaged or is subject to any Lien, which is not in the possession of the Borrower or which is held by the Borrower on leased property with respect to which the Lender has not received a waiver from the lessor and sublessor (if any) in form and substance satisfactory to the Lender or which is not located within the United States.

         "Employee Plan" shall have the meaning set forth in Section 7.13(b) hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" shall have the meaning set forth in Article X hereof.

         "FDA" shall mean the Food and Drug Administration.

         "FTC" shall mean the Federal Trade Commission.

         "FTC Order" shall mean that certain Decision and Order issued by the FTC against N21, Selene and Herbert H. Boynton dated July 11, 1997 relating to certain advertising and promotional claims made by N21 with respect to chromium picolonate.

         "GAAP" or "Generally Accepted Accounting Principles" shall mean, (a) when used in Section 9.01 hereof, whether directly or indirectly through a capitalized term used therein, principles which are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and the Accounting Principles Board of the American Institute of Certified Public Accountants, all as in effect for the most recently ended fiscal year of the Borrowers, and (ii) to the extent consistent with such principles, the accounting practices of the Borrowers reflected in the Financial Statements; and
(b) when used in general, other than as provided above, principles which are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and the Accounting Principles Board of the American Institute of Certified Public Accountants, as in effect from time to time, and
(ii) consistently applied with past financial statements of the Borrowers.


         "General Partner" shall mean Selene Systems, Inc., a California corporation.

         "Indebtedness" of any Person shall mean (without duplication of obligations falling into more than one of the following categories):

         (i) all obligations of such Person, contingent or otherwise, which in accordance with GAAP should be shown on the balance sheet of such Person as a liability or to which reference should be made by footnotes thereto, including, without limitation: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees (direct or indirect), endorsements (other than those as to checks and other similar negotiable instruments in the ordinary course of business) and other contingent obligations whether direct or indirect in respect of indebtedness of others; (d) all rental obligations of such Person under leases required to be capitalized under GAAP; and (e) all obligations to reimburse the issuer in respect of any letters of credit; and (ii) Indebtedness of others secured by any lien upon property owned by such Person, whether or not assumed.

         "Income Tax Expense" shall mean, for any period, the aggregate of all taxes paid or accrued based upon income and franchise tax expense of the Borrowers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP as of such date.

         "Interest Expense" shall mean, for any period, the aggregate of all Interest Expense paid or accrued on account of all Indebtedness of the Borrowers and their Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

         "JBE" shall mean J. Bie Enterprises, Inc.

         "Lender" shall have the meaning set forth in the preamble hereof.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement or other arrangement or condition having the practical effect of any of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "Loan Documents" shall mean and include this Agreement, the Notes, the Security Documents, the Borrowing Base Certificates and all other agreements, instruments and documents now and hereafter executed and/or delivered pursuant hereto or thereto.


         "Loans" shall mean and include the Revolving Loans and the Term Loan.

         "Maintenance Fee" shall have the meaning set forth in Section 2.07 hereof.

         "Margin Stock" shall have the meaning provided in Regulations G and U of the Board.

         "Maximum AMBI Inventory Advance" shall mean Four Hundred Thousand Dollars ($400,000).

         "Maximum N21 Inventory Advance" shall mean Five Hundred Thousand Dollars ($500,000).

         "Multiemployer Plan" shall have the meaning set forth in Section 7.13(d) hereof.

         "NASDAQ" shall mean the NASDAQ Stock Market.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Net Amount of Eligible Accounts" for the Borrowers, shall mean, at any time, the aggregate gross amount of outstanding Eligible Accounts of the Borrower, at such time, less taxes or other amounts due to any third parties, and less discounts, claims, credits, rebates, allowances, offsets, holdbacks or other adjustments of any nature at any time issued, owing, granted, outstanding, available or claimed thereunder.

         "Net Amount of Eligible Inventory" for the Borrowers, shall mean the aggregate gross amount of outstanding Eligible Inventory of the Borrower at such time, less taxes or other amounts due to any third parties, and less discounts, rebates, allowances, offsets, reserves for obsolete inventory, holdbacks or other adjustments of any nature at any time issued, owing, granted, outstanding, available or claimed thereunder.

         "Net Income" shall mean, for any Person and for any period, the consolidated net income
                                      6
or consolidated net (loss) of such Person for such period, determined in accordance with GAAP as of such date.

         "Notes" shall mean and include the Revolving Note and the Term Note.

         "Notice of Borrowing" shall have the meaning set forth in Section 2.04(a) hereof.

         "NSK" shall mean Nippon Shoji Kaisha, Ltd.


         "Obligations" shall mean all obligations, liabilities and indebtedness of the Borrowers and their Subsidiaries to the Lender, whether now existing or hereafter created, joint or several, direct or indirect, arising out of contract or tort (as limited by Section 11.12), due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, all obligations, liabilities and indebtedness with respect to the principal of and interest on the Loans and the payment or performance of all other obligations, liabilities, and indebtedness of the Borrowers and their Subsidiaries to the Lender hereunder, under any one or more of the other Loan Documents or with respect to the Loans, including, without limitation, all fees, costs, expenses and indemnity obligations.

         "Oriola" shall mean Oriola oy, a Finnish corporation.

         "OSHA" shall mean the Occupational Safety and Health Act, as amended from time to time.

         "Payment Office" shall mean the Lender's office located at 225 Franklin Street, Boston, Massachusetts 02110.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Benefit Plan" shall have the meaning set forth in Section 7.13(a) hereof.

         "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Prime Rate" shall mean the rate of interest which the Lender announces from time to time in Boston as its "Prime Rate", as in effect from time to time.

         "Receivables" shall mean and include all accounts, contract rights, instruments, documents, chattel paper, certificated and uncertificated securities and general intangibles, whether secured or unsecured, now existing or hereafter created, owned by the Borrowers, whether or not specifically sold or assigned to the Lender, including, without limitation, all rights of the Borrower, to payment for goods sold in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sums of money or other proceeds due thereon that relate to sales, use or property taxes or amounts due to other third parties in conjunction with such transactions, recorded on books of account in accordance with GAAP.

         "Revolving Commitment Amount" shall mean $4,000,000, as such amount may be reduced pursuant to Section 2.04 hereof.

         "Revolving Loans" shall mean, collectively, the loans made or to be made by the Lender to the Borrowers pursuant to Article II hereof; and "Revolving Loan" shall mean any one of the Revolving Loans.

         "Revolving Loan Termination Date" shall mean February 1, 1998, subject to Section 2.07 hereof.

         "Revolving Note" shall have the meaning set forth in Section 2.03 hereof.

         "SEC" shall mean the Securities and Exchange Commission.

         "Security Agreements" shall have the meaning set forth in Section
5.01 hereof.

         "Security Documents" shall mean, collectively, the instruments and documents required to be delivered pursuant to Sections 5.01, 5.02, 5.03, 5.04 and 6.01(k) and (l) hereof or pursuant to the instruments and documents referred to in Sections 5.01, 5.02, 5.03, 5.04 and 6.01(k) and (l) hereof, including, without limitation, the Security Agreements, the Collateral Assignment of Licenses and the Pledge of partnership interests of N21.

         "Selene Systems" shall mean Selene Systems, Inc., the sole general partner of N21.

         "Subordinated Indebtedness" shall mean any Indebtedness which is subordinated to the Indebtedness to the Lender.

         "Subsidiary" of any Person shall mean a corporation of which a majority of the outstanding shares of stock of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

         "Term Loan" shall mean the loan made or to be made by the Lender to the Borrowers pursuant to Article III hereof.

         "Term Loan Maturity Date" shall have the meaning set forth in Section
3.02 hereof.

         "Term Note" shall have the meaning set forth in Section 3.02 hereof.

         "USDA" shall mean the United States Department of Agriculture.

         Section 1.02. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP and shall be determined on a consolidated basis. All terms not specifically defined herein which are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts shall have the same meanings herein as therein.

         Section 1.03. Other Definitional Terms. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

                  (b) Each reference herein to a particular Person shall include a reference to such Person's successors and permitted assigns.

                  (c) Any defined term which relates to a document, instrument or agreement shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms hereof and thereof.

                                   ARTICLE II

                                 REVOLVING LOANS

         Section 2.01. Commitment to Lend. The Lender agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Borrowers from time to time on any Business Day during the period from the Closing Date to, but not including, the Revolving Loan Termination Date, as requested by the Borrowers, in an aggregate amount not to exceed at any one time outstanding the lesser of (i) the Revolving Commitment Amount and (ii) the Borrowing Base. Subject to the limitations set forth herein, each Revolving Loan made by the Lender shall be in a principal amount equal to the principal amount of the Revolving Loan requested on each occasion. The Borrowers may borrow Revolving Loans no more than twice per week. Each request for a Revolving Loan shall constitute a representation by the Borrowers that the conditions set forth in
Section 6.01 (if such request is for the initial Revolving Loan) and Section
6.02 have been satisfied on and as of the date of such request. Within the limits of the provisions of this Section 2.01, and provided that no Event of Default has occurred and is continuing, the Borrowers may borrow, prepay pursuant to Section 2.06 and reborrow under this Section 2.01.

         Section 2.02. Termination of Commitment. The commitment under this
Article II will terminate in full at 11:00 a.m., Boston time, on the Revolving Loan Termination Date, unless earlier terminated as provided in this Agreement.

         Section 2.03. The Revolving Note. The Revolving Loans shall be evidenced by a promissory note of the Borrowers, in substantially the form of Exhibit A hereto (the "Revolving Note"), dated the Closing Date and with appropriate insertions. The Revolving Note shall be payable to the order of the Lender in a principal amount equal to the Revolving Commitment

Amount and shall represent the obligation of the Borrowers to pay to the Bank the amount of the Revolving Commitment Amount or, if less, the outstanding amount of the Revolving Loans to the Borrowers, plus interest accrued thereon, as set forth below plus any fees, costs of collection and other amounts due hereunder. The Lender will mark on the Revolving Note, or enter in a record pertaining thereto, all Revolving Loans made thereunder and repayments thereof, provided that the failure by the Lender to make any such notation, or any error made in so doing, shall not limit or otherwise affect the unconditional obligation of the Borrower hereunder or under the Revolving Note to make payments of principal and interest on the Revolving Note as and when due. The Revolving Note shall mature and be due and payable (subject to earlier acceleration as herein provided) on the Revolving Loan Termination Date.

         Section 2.04.     Making the Revolving Loans.

                  (a) Each borrowing of a Revolving Loan shall be made on telephonic notice (immediately confirmed in writing) given to the Lender by the Borrowers not later than 11:00 a.m., Boston time, on the Business Day of the proposed borrowing. Each such notice of a borrowing (a "Notice of Borrowing") shall be irrevocable and shall specify (A) the requested date of such borrowing and (B) the amount of such borrowing, which shall be in an amount equal to $10,000 or an integral multiple thereof. A Notice of Borrowing shall be deemed to have been made upon presentation to the Lender of a check drawn on the Borrowers' account(s) at the Lender (a "Check Request").

                  (b) Without in any way limiting the Borrowers' obligation to confirm in writing any Notice of Borrowing, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from the Borrowers prior to receipt of written confirmation thereof. In each such case, the Borrowers hereby waive the right to dispute the Lender's record of the terms of such telephonic Notice of Borrowing, except for the Lender's manifest error.

                  (c) The Lender will make available each requested Revolving Loan to the Borrower by crediting the proceeds thereof to the Borrowers' operating account at the Payment Office on the date and in the amount set forth in the applicable Notice of Borrowing or Check Request.

         Section 2.05. Interest on Revolving Loans. Except as otherwise provided in Section 4.03 hereof, the unpaid principal amount of Revolving Loans outstanding from time to time shall bear interest from the Closing Date until repayment thereof in full (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Prime Rate plus one percent (1%). Interest on the Revolving Loans shall be payable monthly in arrears, as provided in the Revolving Note.


         Section 2.06.     Repayments and Prepayments of Revolving Loans.

                  (a) The Borrowers shall repay in full the Revolving Loans on the Revolving Loan Termination Date. Such repayment shall be accompanied by all accrued and unpaid interest on the Revolving Loans to the date of such repayment and all accrued and unpaid fees and other amounts payable hereunder.

                  (b) The Borrowers shall prepay, from time to time, on demand the amount by which the aggregate unpaid principal amount of the Revolving Loans exceeds the limitations set forth in Section 2.01 hereof.

                  (c) The Borrowers shall have the right at any time and from time to time, to prepay the Revolving Loans made to the Borrower hereunder, in whole or in part, without premium or penalty, upon three (3) Business Days' prior written or telephone notice to the Lender.

                  (d) The Borrowers shall, from time to time, cause all amounts received by it in payment of or otherwise on account of Receivables to be applied to the payment of the Revolving Loans of the Borrowers in accordance with the procedures set forth in Article XI. Such amounts shall be credited by the Lender to the Revolving Loans upon collection.

                  (e) Upon each repayment or prepayment of any principal of the Revolving Loans made to the Borrowers pursuant to any of the provisions of this Agreement or the Revolving Note, the Borrowers hereby absolutely and unconditionally promise to pay to the Lender, and there shall become absolutely due and payable on the date of each such repayment or prepayment, all of the unpaid interest accrued to such date on the amount of the principal of the Revolving Loans being repaid or prepaid on such date. Whenever any interest on and any principal of the Revolving Loans are paid simultaneously hereunder, the whole amount paid shall be applied first to interest then due and payable.

                  (f) Prior to the Revolving Loan Termination Date, the Borrowers may reborrow amounts paid and prepaid under subsection 2.06(d), subject to the terms and conditions hereof, including, without limitation, the requirements of Section 2.01 hereof.

         Section 2.07. Extension of Revolving Loan Termination Date. Notwithstanding the foregoing, the Lender may elect, in its sole discretion, to extend in writing the Revolving Loan Termination Date for an additional eighteen
(18) month period, provided that as of the Revolving Loan Termination Date, (i) no Event of Default or other event which, but for the passage of time or the giving of notice, would constitute an Event of Default shall have occurred, (ii) the Term Loan and all accrued interest therein shall have been repaid in full,
(iii) the Borrower shall have prepared and presented to the Lender for its review revised financial projections which shall indicate sufficient liquidity for the following two (2) year period, as determined by the Lender in its sole discretion, (iv) AMBI shall have incurred no violations and shall be in good standing with the SEC, the FDA, the FTC, the NASD, NASDAQ, and any other exchange in which its securities are then listed, together with any other applicable governmental authorities and shall not have had any of its registered securities delisted from any such exchange, (v) AMBI shall have made and filed on a timely basis all required securities filings, (vi) the Borrowers and the Lender shall have negotiated financial covenants for such extended term which are acceptable to both parties, (vii) NSK shall have entered into a Subordination Agreement with the Lender and the Borrowers, in form and substance satisfactory to the Lender, (viii) the Borrowers shall have duly executed and delivered to the Lender a Collateral

Assignment of License with respect to its license arrangements with Oriola, in form and substance satisfactory to the Lender and substantially in the form attached hereto as Exhibit D, and (ix) Burns Philp shall have entered into a Subordination Agreement with the Lender and the Borrowers, in form and substance satisfactory to the Lender, and pursuant to which Burns Philp shall have, inter alia, acknowledged the existence of the Loans from the Lender and the first priority liens of the Lender with respect to the Collateral, including, but not limited to, the patents, and (y) confirmed its willingness to lend to AMBI up to the principal amount of Two Million Five Hundred Dollars ($2,500,000), provided no event shall have occurred which would constitute a default under its credit arrangements with AMBI and that upon the advance of such loan, Burns Philp shall be subordinated in right of payment, lien and collection to the Lender and shall be subject to a standstill so long as any of the Loans are outstanding.

         Section 2.08. Fees. In addition to all other amounts due hereunder, the Borrowers hereby agree to pay to the Lender (i) a non-refundable commitment fee of One Hundred Thousand Dollars ($100,000), payable in full on or before the Closing Date, (ii) a fee of one half of one percent (.50%) per annum on the unused portion of the Revolving Facility based upon the difference between the Borrowing Base and the average outstanding principal balance under the Loans (the "Maintenance Fee") payable quarterly in arrears, (iii) all out-of-pocket travel and related expenses incurred by the Lender and its auditors in connection with the administration of the Loans, and (iv) all legal fees incurred by counsel to the Lender in connection with the Loans, together with any other customary fees associated with the Revolving Facility.

                                   ARTICLE III

                                    TERM LOAN

         Section 3.01. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, the Lender agrees to lend to the Borrowers on the

Closing Date the principal amount of $3,300,000 (the "Term Loan"). The Lender shall advance the entire principal amount of the Term Loan to the Borrowers on the Closing Date.

         Section 3.02. The Term Note. The Term Loan shall be evidenced by a promissory note of the Borrowers, in substantially the form of Exhibit B hereto (the "Term Note"), dated the Closing Date and with appropriate insertions. The Term Note shall be payable to the order of the Lender in a principal amount equal to the original principal amount of the Term Loan and shall represent the obligation of the Borrowers to pay to the Lender at such times as are provided herein the original principal amount of the Term Loan to the Borrowers, plus interest accrued thereon, as set forth below. The Lender will mark on the Term Note, or enter in a record pertaining thereto, the original principal amount of the Term Loan made thereunder and repayments thereof, provided that the failure by the Lender to make any such notation, or any error made in so doing, shall not limit or otherwise affect the unconditional obligation of the Borrowers hereunder or under the Term Note to make payments of principal and interest on the Term Note as and when due. The Term Note shall mature and be due and payable (subject to earlier acceleration as herein provided) on February 1, 1998 (the "Term Loan Maturity Date").

         Section 3.03. Interest on Term Loan. Except as otherwise provided in
Section 4.02 hereof, the unpaid principal amount of the Term Loan outstanding from time to time shall bear interest from the Closing Date until repayment thereof in full (whether by acceleration or otherwise) at a rate per annum which shall equal the Prime Rate plus one percent (1%). Interest on the Term Loan shall be payable monthly in arrears, as provided in the Term Note.

         Section 3.04.     Repayments and Prepayments of Term Loan.

                  (a) The Borrowers promise to pay to the Lender the entire unpaid principal amount of the Term Loan. Interest on the Term Loan shall be payable monthly in arrears commencing September 1, 1997, on the Term Loan Maturity Date, and thereafter on demand. Amounts repaid under the Term Loan may not be reborrowed.

                  (b) The Borrowers shall have the right, at any time and from time to time, to prepay the Term Loan made to the Borrowers hereunder, in whole or in part, without premium or penalty, upon three (3) Business Days' prior written or telephonic notice to the Lender. Any partial prepayment of the Term Loan shall be in an amount equal to $10,000 or an integral multiple thereof and shall be applied to the remaining principal installments of the Term Loan in the inverse order of maturity. No optional prepayment of a portion of the Term Loan shall relieve the Borrower from its obligation to make any other payment hereunder.

                  (c) Upon each repayment or prepayment of any principal of the Term Loan made to the Borrowers pursuant to any of the provisions of this

Agreement or the Term Note, the Borrowers hereby absolutely and unconditionally promise to pay to the Lender, and there shall become absolutely due and payable on the date of each such repayment or prepayment, all of the unpaid interest accrued to such date on the amount of the principal of the Term Loan being repaid or prepaid on such date. Whenever any interest on and any principal of the Term Loan are paid simultaneously hereunder, the whole amount paid shall be applied first to interest then due and payable.

                                   ARTICLE IV

                       DEFAULT INTEREST; LATE PAYMENT FEE;
                        PAYMENT FROM INSURANCE PROCEEDS;
                           CERTAIN GENERAL PROVISIONS

         Section 4.01. Default Interest. During the occurrence or continuance of any Event of Default, and regardless of whether the Lender has given written notice of default to the Borrower, the outstanding amounts of Revolving Loans and the Term Loan shall bear interest, payable on demand, to the extent permitted by law, compounded monthly at an interest rate equal to four percent (4%) above the Prime Rate. Notwithstanding the foregoing provisions of this
Section 4.01, it is the intention of the Borrowers and the Lender that under no circumstances shall the Borrowers pay more than the maximum amount of interest permitted under applicable law on Loans made hereunder.

         Section 4.02. Payment from Insurance and Condemnation Proceeds. Until payment in full of the Loans and the termination of this Agreement, upon receipt by the Borrowers of (a) any payment of proceeds of any insurance required to be maintained pursuant to Section 8.06 hereof on account of each separate loss, damage or injury to any tangible property subject to the Lender's Lien or (b) any payment of proceeds of any condemnation or eminent domain proceedings in respect of any such property, the Borrowers shall pay all such proceeds to the Lender to be applied in the Lender's sole discretion to the Obligations in such order as the Lender shall choose in its sole discretion. Notwithstanding the foregoing, in the event that the insurance or condemnation proceeds resulting from any individual loss of the Borrowers are no greater than $50,000 and so long as no Event of Default shall have occurred hereunder or under any of the other Loan Documents, Lender agrees to apply such proceeds to reimburse the Borrowers for the reasonable costs incurred in the restoration, repair or replacement of such property, all on such terms as the Lender shall reasonably require.

         Section 4.03.     Place and Mode of Payments; Computations.

                  (a) Each payment made or caused to be made by the Borrowers to the Lender under this Agreement or the Notes shall be made directly to the

Lender in lawful money of the United States of America at the Payment Office of the Lender, not later than 2:00 p.m., Boston time, on the due date of such payment, and in immediately available and freely transferable funds.

                  (b) If any sum would, but for the provisions of this subsection 4.03(b), become due and payable to the Lender by the Borrowers under this Agreement or the Notes on any day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder or thereunder, and interest payable to the Lender under this Agreement or the Notes shall be adjusted by the Lender accordingly.

                  (c) All computations of interest and fees payable under this Agreement or the Notes shall be made by the Lender on the basis of actual days elapsed over a 360-day year. Each determination of an interest rate or fee by the Lender pursuant to this Agreement or the Notes shall, except for manifest error, be final, conclusive and binding for all purposes.

                  (d) The Lender will determine the Prime Rate in effect from time to time. Any change in the Prime Rate shall, for all purposes of this Agreement and the Notes, become effective on, and from the beginning of the day on which such change shall first be announced by the Lender in accordance with the Lender's customary banking practices.

                  (e) Each payment which shall become due and payable by the Borrowers under this Agreement or the Notes shall be made without set-off and free and clear of and without deduction or withholding of any kind.

         Section 4.04. Use of Proceeds. The Borrowers agrees that the proceeds of the Term Loan and the Initial Revolving Loans made on the Closing Date shall be used by the Borrowers to support the purchase of the issued and outstanding general and limited partnership interests of N21 and capital stock of Selene and JBE, and then for general corporate purposes and working capital of the Borrowers.

                                    ARTICLE V

                                    SECURITY

         Section 5.01. Security Agreements. The Borrowers shall duly execute and deliver to the Lender as security for its obligations under the Notes, one or more security agreements, including, without limitation, such intellectual property security agreements relating to the patents, trademarks, copyrights an other intellectual property rights of the Borrowers as the Lender shall deem necessary (collectively, the "Security Agreements"), all consents of third parties necessary to permit the effective granting of the liens created in such security agreements, together with financing statements, pursuant to the Uniform Commercial Code and such other security documents, including, but not limited to, such filing notices with the U.S. Patent and Trademark Office, all in form and substance satisfactory to the Lender, as may be required by the Lender to grant to the Lender a valid, perfected and enforceable first priority lien on and security interest in (subject only to the Liens permitted under Section 9.03 hereof) all present and future property and assets of the Borrowers of material value wherever located and whether now owned or hereafter created or acquired, including, without limitation, all accounts, Receivables, goods, inventory, documents, instruments, general intangibles (including, without limitation, tax refunds, trademarks, copyrights and patents (chooses in action), chattel paper, machinery, equipment (excluding leased equipment), fixtures, real property (both owned and leased) and all improvements thereon, and all proceeds and products of all of the foregoing.

         Section 5.02. Negative Pledge of USDA License. The Borrowers shall covenant and agree with the Lender that they shall not at any time, for as long as any of the Loans are outstanding to the Lender, convey an assignment of the license rights maintained by the Borrowers with the USDA (the "Negative Pledge").

         Section 5.03. Collateral Assignment of Stock and Partnership Interests. The Borrowers shall cause to be executed and delivered to the Lender a pledge of all of the issued and outstanding general and limited partnership interests of N21 and the capital stock of Selene and JBE.

         Section 5.04. Consents. The Borrowers shall cause to be executed and delivered to the Lender any and all necessary consents and waivers of third parties, including, without limitation, the landlord's waivers referred to in
Section 8.14, and all necessary consents and waivers and estoppels, in connection with any other agreement or arrangement to which the Borrowers are a party or by which they are bound, all as the Lender shall require, and in form and substance satisfactory to the Lender. In connection with the foregoing, the Borrowers acknowledge and agree that any inventory which would otherwise qualify as Eligible Inventory but which is located with vendors shall not be deemed eligible until such time as such vendors have executed and delivered to the Lender a waiver and estoppel in form and substance satisfactory to the Lender.

         Section 5.05. Filing and Recording. The Borrowers shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Lender, and take such other actions as the Lender may request, in order to perfect and protect the Liens or security interests of the Lender in the property in which a Lien is granted pursuant to the documents referred to in this Article V, together with all other property in which the Borrowers and/or their Subsidiaries have now granted or will hereafter grant a Lien in favor of the Lender (except for property subject to a purchase money security interest permitted under Section 9.03 below) (collectively, the "Collateral"). The Borrowers, to the extent permitted by law, hereby authorize the Lender to file any financing statement or notice with the U.S Patent and Trademark Office in respect of any Lien created pursuant to such security agreements which may at any time be required or which, in the opinion of the Lender, may at any time be desirable although the same may have been executed only by the Lender or, at the option of the Lender, to sign such financing statements and/or notices on behalf of the Borrowers and their Subsidiaries and file the same, and the Borrowers hereby irrevocably designate the Lender, its agents, representatives and designees as its agent and attorney-in-fact for the Borrowers and their Subsidiaries for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien or security interest, the Borrowers shall, at the Borrowers' cost and expense, cause the same to be re-recorded and/or refiled at the time and in the manner requested by the Lender.

         Section 5.06. Additional Collateral. The Borrowers acknowledge that it is their intention to provide the Lender with a Lien on all property of the Borrowers (personal, real and mixed), whether now owned (or, as to real property, leased) or hereafter acquired, subject only to Liens permitted under
Section 9.03 hereof. Without limiting the foregoing, in the event the Borrowers acquire any assets or capital stock of any other Person (in accordance with Article IX hereof), all assets and/or stock so acquired, including, without limitation, all franchise rights, shall be assigned and transferred to the Lender as collateral security for the Obligations. The Borrowers shall, from time to time, promptly notify the Lender of the acquisition by the Borrowers of any property in which the Lender does not then hold a Lien, or the creation or existence of any such property, and the Borrowers shall, upon request by the Lender, promptly execute and deliver to the Lender or cause to be executed and delivered to the Lender such security agreements, pledge agreements, assignments or other like agreements with respect to such property, together with such other documents, certificates, opinions of counsel and the like as the Lender shall request in connection therewith, in form and substance satisfactory to the Lender, such that the Lender shall receive valid and perfected security interests in and Liens on all such property.

                                   ARTICLE VI

                            CONDITIONS TO BORROWINGS

         Section 6.01. Conditions Precedent to Initial Loans. The obligation of the Lender to make the Term Loan and the initial Revolving Loan hereunder on the Closing Date shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

                  (a) Loan Documents, etc. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of the Closing Date. Executed original counterparts of each of the Loan Documents shall have been furnished to the Lender.

                  (b) Security Documents. The Security Agreements and the other Security Documents and the appropriate financing statements, notices and other documents in respect thereof and necessary to enable the Lender to perfect its security interest thereunder, shall have been duly executed by the Borrowers and/or their Subsidiaries, as the case may be, and shall have been filed or recorded, as applicable, in all appropriate filing and recording offices, registries or other locations necessary for the perfection of the Lender's security interests therein, and all other actions necessary for the perfection of such security interests shall have been duly taken, such evidence to be in form satisfactory to the Lender.

                  (c) Lien Searches; Perfection Certificates. The Lender shall have received the results of lien searches in the name of the Borrowers and to the extent applicable, their Subsidiaries, in form and substance satisfactory to the Lender, in each respective jurisdiction where the Borrowers and/or their Subsidiaries engage or engaged in the five years prior to the Closing Date in business or owns or owned, as the case may be, property or assets of any kind and such lien searches shall reveal no Liens on the assets of the Borrowers and/or their Subsidiaries other than Liens permitted under Section 9.03 hereof. The Borrowers shall have executed and delivered and shall have caused their Subsidiaries to execute and deliver to the Lender perfection certificates, in form and substance satisfactory to the Lender evidencing the jurisdiction or jurisdictions in which the Borrowers and their Subsidiaries have engaged in business or own or have owned property or assets of any kind, as provided herein.

                  (d) Opinions of New York, California and General Counsel. The Lender shall have received from each of (i) Oscar D. Folger, Esquire, New York counsel to the Borrowers, (ii) Luce, Forward, Hamilton and Scripps, California counsel to the Borrowers, and (iii) Benjamin Sporn, general counsel of the Borrowers, an opinion addressed to the Lender, dated the Closing Date, which opinions shall be in form and substance satisfactory to the Lender.

                  (e) Proceedings; Receipt of Documents. All requisite corporate action and proceedings on the part of the Borrowers and their Subsidiaries in connection with the borrowings, the Loan Documents and the Acquisition, as the case may be, shall be satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information and certified copies of all documents, including, without limitation, records of requisite corporate action and proceedings which the Lender or its counsel may have requested in connection therewith, such documents where requested by the Lender or its counsel to be certified by appropriate persons or governmental authorities. All conditions to the effectiveness of any documents required to be executed or delivered pursuant to this Article VI, including, without limitation, the delivery of documents required in connection therewith, shall be completed to the satisfaction of the Lender at or prior to such execution or delivery.

                  (f) Organizational Documents. The Borrowers shall have furnished and shall have caused their Subsidiaries and in the case of N21, its General Partner, to furnish to the Lender certified copies of all of the organizational documents, including charters and by-laws or partnership documents, in form and substance satisfactory to the Lender.

                  (g) Certificates of Legal Existence, Good Standing and Tax Good Standing. The Borrowers shall have delivered and shall have caused their Subsidiaries to deliver, to the Lender certificates from the appropriate governmental officials evidencing their respective legal existence and to the extent applicable, corporate and tax good standing as of the most recent practicable date, as applicable.

                  (h) Incumbency Certificates. The Lender shall have received from the Borrowers and each of their Subsidiaries and in the case of N21, of its General Partner, incumbency certificates, dated the Closing Date, signed by a duly authorized officer of each of the Borrowers, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of the Borrowers or their Subsidiaries each of the Loan Documents to which it is or is to become a party; (ii) to make application for Loans; and
         (iii) to give notices and to take other action on the behalf of the Borrowers and their Subsidiaries under the Loan Documents.

                  (i) Examination of Books. The Lender shall have had the opportunity, if the Lender chooses, during normal business hours and upon reasonable notice provided that no Event of Default has occurred, to examine the books of account and other records and files of the Borrowers and their Subsidiaries and to make copies thereof, and the results of such examination shall have been satisfactory to the Lender in all respects.

                  (j) Material Litigation. There shall be no pending or, to the best knowledge of the Borrowers and their Subsidiaries, threatened litigation with respect to the Borrowers and their Subsidiaries before any court, arbitrator or governmental or administrative body or agency which challenges or relates to the transactions contemplated hereby, or which may reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities or condition, financial or otherwise, of the Borrowers and/or their Subsidiaries.

                  (k) Negative Pledge. The Borrowers shall have covenanted and agreed that they shall not grant any assignment of the license rights with the USDA referred to in Section 5.02.

                  (l) Pledge of Stock and Partnership Interests. The Lender shall have received a pledge of the stock and partnership interests referred to in Section 5.03.

                  (m) Insurance. The Lender shall have received evidence, in form and substance satisfactory to the Lender, of the insurance coverage required pursuant to

 Section 8.06 hereof.

                  (n) Borrowing Base Certificate. The Borrowers shall have duly executed and delivered to the Lender a Borrowing Base Certificate dated the Closing Date which shall demonstrate availability under the Borrowing Base as of such date of no less than $2,500,000.

                  (o) Aging of Receivables, etc. The Borrowers shall have delivered to the Lender a current aging of Receivables, inventory listing and a current aging of payables for each Borrower dated the Closing Date.

                  (p) Disbursement Authorization Letter. The Borrowers shall have executed and delivered to the Lender a disbursement authorization letter with respect to the disbursement of the proceeds of the Loans made on the Closing Date, in form and substance satisfactory to the Lender.

                  (q) Payment of Fees and Disbursements. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Lender, shall have received payment in full for all legal fees charged, and all costs and expenses incurred by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement and the other Loan Documents.

                  (r) Warrants and Warrant Purchase Agreement. AMBI shall have executed and delivered to the Lender a certain Warrant Purchase Agreement and shall have duly authorized and issued to the Lender warrants to purchase 100,000 shares of AMBI's voting Common Stock (collectively, the "Warrants") and reserved adequate shares of its Common Stock for issuance upon the exercise thereof.

                  (s) Consummation of the Acquisition. AMBI shall have provided satisfactory evidence to the Lender of the consummation of the Acquisition of N21, Selene and JBE and the Borrower shall have provided the Lender with copies of all of the documents and instruments entered into in connection with the Acquisition, including, but not limited to, the Stock and Partnership Interest Purchase Agreement, the Registration Rights and Restricted Resale Agreement, and the Consulting Agreement with Herbert Boynton, all in form and substance satisfactory to the Lender.

                  (t) Compliance with U.S. Law. The Borrowers shall have furnished, to the Lender satisfactory evidence of the compliance of the Acquisition, the financing contemplated hereby, the related grant of the security interests described herein and the operation of the business of the Borrowers and their Subsidiaries with all applicable laws of the U.S., including, but not limited to, with respect to all applicable regulatory requirements imposed by the SEC, the FDA, the FTC, the NASD, NASDAQ or any other listing exchange, and any other regulatory authorities.

                  (u) Monthly Financial Statements. The Borrowers shall have furnished monthly financial statements from the commencement of the Borrowers' current fiscal year to date, in form and substance satisfactory to the Lender.

                  (v) Opening Balance Sheet. The Borrowers shall have furnished a consolidated and consolidating opening balance sheet of the Borrowers and their Subsidiaries as of the Closing Date, in form and substance satisfactory to the Lender.

                  (w) Release of AMBI and N21. The Lender shall have received satisfactory evidence of the release of AMBI and N21 by Weinstein
 Chemicals, Inc. in accordance with the Stock and Partnership Interest Purchase Agreement.

                  (x) Solvency Certificate. The Lender shall have received from the Borrowers an Officers' Certificate dated as of the Closing Date as to the solvency of the Borrowers and their Subsidiaries following the consummation of the Acquisition and the transactions contemplated hereby, in form and substance satisfactory to the Lender.

                  (y) Assignment of Stock and Partnership Interest Purchase Agreement Rights. AMBI shall have assigned its rights and remedies under the Stock Purchase Agreement to the Lender, which assignment shall have been consented to by the selling parties of N21 and shall be in form and substance satisfactory to the Lender.

                  (z) Landlord's Waivers. The Lender shall have received from the Borrowers, landlord's waivers executed by Keren Limited Partnership, D.I.P. and Principal Mutual Life Insurance Company, as successor in interest to John K. Norris, as Receiver in Case No. 640142, Superior Court of the State of California (collectively, the "Landlords") with respect to the premises located in Tarrytown, New York, and San Diego, California leased by the Landlords to the Borrowers.

                  (zy) Additional Waivers and Consents. The Lender shall have received from the Borrower such additional waivers and consents of such third parties, including any vendors as may be reasonably required by the Lender with respect to the Collateral.

                  (zz) Excess Cash. After giving effect to all closing costs relating to the Acquisition and having paid its accounts payable and accrued expenses on customary terms, the Borrowers shall have excess cash as of the Closing Date of no less than $3,000,000.

         Section 6.02. Conditions Precedent to All Loans. The obligation of the Lender to make each Revolving Loan on and after the Closing Date shall be subject to the following conditions precedent being met to the satisfaction of the Lender in each instance:

                  (a) Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Lender to perform any of its material agreements or obligations under any of the Loan Documents or Subordination Agreements to which it is a party, or (ii) for the Borrowers and their Subsidiaries to perform any of their material agreements or obligations under any of the Loan Documents to which any of them is a party or for any other party thereto to perform its agreements and obligations thereunder.

                  (b) Correctness of Warranties. All representations and warranties contained herein (except, for purposes of Loans made after the Closing Date, those representations and warranties which specifically relate solely to facts in existence or actions to be taken on the Closing Date), or otherwise made in any Loan Document, any Borrowing Base Certificate or any agreement, instrument, certificate, document or other writing delivered to the Lender in connection herewith or therewith, shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of such Loan.

                  (c) No Default or Event of Default. There shall exist no Default or Event of Default.

                  (d) Notice of Borrowing; Borrowing Base Certificate. The Lender shall have received from the Borrowers in form and substance satisfactory to the Lender (i) a Notice of Borrowing as required by subsection 2.04(a), and (ii) the most recent Borrowing Base Certificate required to be delivered to the Lender in accordance with subsection 8.01(i); provided; that the Borrowers shall notify the Lender of any material deviation from the value of the Borrowing Base as reflected in such Borrowing Base Certificate and as in effect at the time of such borrowing.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make the Loans as herein provided for, the Borrowers jointly and severally make the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and shall, except to the extent such representations and warranties relate solely to facts in existence or actions to be taken on the Closing Date, be deemed to be incorporated in each Borrowing Base Certificate and be deemed repeated and confirmed with respect to each borrowing hereunder as of the time of such borrowing.

         Section 7.01. Corporate and Partnership Status. Each of AMBI and its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its respective jurisdiction of incorporation, with perpetual corporate existence, and has the corporate power and authority to own its respective properties and to transact the business in which it is engaged or presently proposes to engage. N21 is a duly organized and validly existing limited partnership under the laws of its jurisdiction of incorporation, with perpetual partnership existence and has the partnership power and authority to own its respective properties and to transact the business in which it is engaged or presently proposes to engage. Each of the Borrowers and their Subsidiaries is duly qualified as a foreign corporation or partnership and in good standing in all jurisdictions where the failure to so qualify would have a material adverse effect on the operations, properties, business or financial condition of the Borrowers or their

Subsidiaries.

         Section 7.02. Corporate and Partnership Power and Authority. Each of the Borrowers has the corporate or partnership power and authority to borrow and to execute, deliver and carry out the terms and provisions of this Agreement, the other Loan Documents executed and delivered by such parties and the Borrowers and their Subsidiaries have taken or caused to be taken all necessary corporate or partnership action (including, without limitation, the obtaining of any consent of any stockholder or partner of such Borrowers and their Subsidiaries required by law or their respective charters or by-laws or partnership agreement), to authorize the execution, delivery and performance of this Agreement, the borrowings hereunder, and the execution, delivery and performance of the other Loan Documents executed and/or delivered by it. This Agreement and each of the other Loan Documents executed and delivered by the Borrowers and their Subsidiaries constitutes the legal, valid and binding obligations of the Borrowers and their Subsidiaries and are enforceable in accordance with their respective terms.


         Section 7.03. No Violation of Agreements. Neither the Borrowers nor their Subsidiaries are in material default under any indenture, mortgage, deed of trust, agreement or other instrument to which any of them is a party or by which they or any of their properties may be bound. Neither the execution and delivery of this Agreement, or any of the other Loan Documents by the Borrowers or any Subsidiary nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any provision of the charter or by-laws of the Borrowers or any Subsidiary, or any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a material default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrowers or their Subsidiaries are a party or by which they or any of their properties is bound, or, except as contemplated under this Agreement, result in the creation or imposition of any Lien upon any property of the Borrowers or their Subsidiaries.

         Section 7.04. No Burdensome Agreements. Neither the Borrowers nor their Subsidiaries is a party to any agreement or instrument or subject to any restriction (including any restriction set forth in its charter or by-laws) materially and adversely affecting their operations, properties, business or condition, financial or otherwise.

         Section 7.05. No Litigation. Except as set forth in Schedule 7.05, there are no actions, suits or proceedings pending (nor, to the best knowledge of the Borrowers and their Subsidiaries, is there any basis therefor) or, to the best knowledge of the Borrowers and their Subsidiaries, threatened against or affecting the Borrowers or any Subsidiary before any court, arbitrator or governmental or administrative body or agency which challenges the validity or propriety of the transactions contemplated under this Agreement or the other Loan Documents or which is pending or threatened as of the date of this Agreement and which is reasonably likely to result in any material adverse change in the operations, properties, business, assets, liabilities or condition, financial or otherwise, of the Borrowers or any Subsidiary. As of the date of this Agreement, neither the Borrowers nor any Subsidiary is a defendant in any action for money damages brought in any court, and no unsatisfied judgment in connection with any such action has been docketed against the Borrowers or any Subsidiary. The Borrowers are not in default under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Borrowers or any Subsidiary which default is reasonably likely to result in a material adverse effect on the Borrowers or any Subsidiary or any of their assets or properties.

         Section 7.06. Financial Condition. AMBI has delivered to the Lender the audited consolidated and consolidating balance sheet of AMBI and its

Subsidiaries as at June 30, 1996 and June 30, 1995 and the unaudited balance sheet of N21 as at December 31, 1996, December 31, 1995 and December 31, 1994 and the related statements of income, stockholders' equity and changes in cash flows for the fiscal years then ended. Such financial statements described above have been prepared in accordance with generally accepted accounting principles, are all true and correct and present fairly the financial condition of the Borrowers and its Subsidiaries as of the dates thereof. The Borrowers and their Subsidiaries had no direct or contingent liabilities as of such dates which are required to be reflected or reserved for in such financial statements or the footnotes thereto which are not so reflected or reserved for therein. There has been no material adverse change in the assets, liabilities, properties, business and condition, financial or otherwise, of the Borrowers and their Subsidiaries since June 30, 1997.

         Section 7.07. Good Title to Properties. The Borrowers and their Subsidiaries have good and marketable title to their respective properties and assets, including, without limitation, the Collateral, subject to no Liens of any kind, except such as are permitted under Section 9.03 hereof.

         Section 7.08. Trademarks, Patents, etc. The Borrowers and their Subsidiaries possess all the trademarks, trade names, copyrights, patents, licenses, or rights in any thereof, adequate for the conduct of their respective businesses as now conducted and presently proposed to be conducted, without any conflict known to the Borrowers or such Subsidiaries with the rights or, as of the date hereof, claimed rights of others.

         Section 7.09. Tax Liability. The Borrowers and their Subsidiaries have filed all tax returns which are required to be filed and paid all taxes prior to delinquency which have become due pursuant to such returns or pursuant to any assessment received by them.

         Section 7.10. Governmental Action. No action of, or filing with, any governmental or public body or authority (other than normal reporting requirements or filings under the provisions of Article VI) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement and the other Loan Documents.

         Section 7.11. Disclosure. Neither the Schedules nor Exhibits hereto, nor any certificate, statement, report or other document furnished to the Lender by or on behalf of the Borrowers and their Subsidiaries in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement, nor any other Loan Document, contains, at the time furnished, any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

         Section 7.12. Regulations G, U and X. Neither the Borrowers nor any Subsidiary own any "margin stock" as such term is defined in Regulations G and U, as amended, of the Board. The proceeds of the borrowings made pursuant to Articles II, III, IV and V hereof will be used by the Borrowers only for the purposes set forth in Section 4.04 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulations G and U or Regulation X of the Board. Neither the Borrowers nor any Subsidiary have taken and none of them will take any action which would be reasonably likely to cause this Agreement or any of the other Loan Documents to violate any regulation of the Board or any state securities laws, in each case as in effect on the date hereof, and neither the Borrowers nor any Subsidiary have a class of securities registered under the Securities Exchange Act of 1934.

         Section 7.13. Employee Benefit Plans. (a) No "reportable event" (as defined in Section 4043(b) of ERISA) (whether or not waived) has occurred or is continuing with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained for employees of the Borrowers or their Subsidiaries (a "Pension Benefit Plan").

                  (b) No prohibited transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any Pension Benefit Plan or any other "employee benefit plan" (as defined in Section 3(3) of ERISA) (together with a Pension Benefit Plan, an "Employee Plan") maintained for employees of the Borrowers or their Subsidiaries and covered by Part 4 of the Subtitle B of Title I of ERISA.

                  (c) With respect to each Pension Benefit Plan, the amount for which the Borrowers or their Subsidiaries would be liable pursuant to the provisions of Sections 4062, 4063 or 4064 of ERISA would be zero if such Plans had terminated as of the Closing Date.

                  (d) Neither the Borrowers nor their Subsidiaries are now, nor have been during the preceding five years, a contributing employer to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan"). Neither the Borrowers nor their Subsidiaries have (i) ceased operations at a facility so as to become subject to the provisions of
Section 4062(f) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) ceased making contributions on or before the Closing Date to any Pension Benefit Plan subject to the provisions of Section 4064(a) of ERISA to which the Borrowers and their Subsidiaries made contributions during any of the five years prior to the Closing Date, (iv) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Benefit Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or Waiver of such liability under Sections 4207 or 4208 of ERISA), or (v) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

                  (e) No notice of intent to terminate a Pension Benefit Plan has been filed, nor has any Plan been terminated, pursuant to the provisions of
Section 4041(f) of ERISA.

                  (f) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Benefit Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

                  (g) With respect to each Pension Benefit Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions used in connection with funding such Pension Benefit Plan are, in the aggregate, reasonable. The assets of each such Pension Benefit Plan (other than the Multiemployer Plans) are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or
(ii) "benefit commitments" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Borrowers' and their Subsidiaries actuaries in their valuation of such Plan as of such valuation date). No such Pension Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

                  (h) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrowers or their Subsidiaries, which could reasonably be expected to be asserted, against any Employee Plan or the assets of any such plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the best of the Borrowers' knowledge, threatened against any fiduciary of any Employee Plan. None of the Employee Plans or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency other than routine audits or examinations.

                  (i) All of the Employee Plans comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations (including, but not limited to, each of the (1) Tax Equity and Fiscal Responsibility Act of 1982, (2) Deficit Reduction Act of 1984, (3) Retirement Equity Act of 1984, and (4) Consolidated Omnibus Budget Reconciliation Act of 1985); all necessary governmental approvals for the Employee Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Pension Benefit Plans and each amendment thereto has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each of the funded welfare benefit plans (within the meaning of

Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

                  (j) For purposes of all Sections of this Agreement dealing with ERISA, the term "Borrowers and their Subsidiaries" shall include each trade or business (whether or not incorporated) which together with the Borrowers and their Subsidiaries would be treated as a single employer under the provisions of Title I or IV of ERISA.

         Section 7.14. Subsidiaries. Except as set forth on Schedule 7.14, AMBI has no

Subsidiaries.  N21 has no subsidiaries.

         Section 7.15. Permits, etc. Each of the Borrowers and their Subsidiaries possesses all licenses, approvals and consents of Federal, state and local governments and regulatory authorities as required to conduct properly its business.

         Section 7.16. Solvency. Each of the Borrowers and its Subsidiaries, both before and after giving effect to the transactions contemplated hereby, are solvent, and has assets with a fair salable value in excess of the amount required to pay its probable liabilities on existing debts as they become absolute and matured. Each of the Borrowers and its Subsidiaries has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         Section 7.17. Environmental Matters. (a) Except as set forth on
Schedule 7.17, neither the Borrowers nor their Subsidiaries has ever owned, occupied or operated a site or vessel on which any hazardous material or oil was or is stored without compliance with all statutes, regulations, ordinances, directives and orders of every federal, state, municipal and other governmental authority with jurisdiction relative thereto, or disposed of, transported, or arranged for the transport of any hazardous material or oil without compliance with all such statutes, regulations, ordinances, directives and orders, or caused or been legally responsible for any release of any hazardous material or oil; (b) the Borrowers and their Subsidiaries shall not dispose of any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrowers and their Subsidiaries, nor store on any site or vessel owned, occupied or operated by the Borrowers and their Subsidiaries, nor transport or arrange for the transport of, any hazardous material or oil except if such storage or transport is in the ordinary course of the Borrowers' and Subsidiaries' business, and is in compliance with all such statutes, regulations, ordinances, directives and orders and shall take all such action (including, without limitation, engineering tests) as Lender may from time to time reasonably require to confirm that there has been no release of any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower and their Subsidiaries; (c) the Borrowers shall indemnify, and shall cause their Subsidiaries to indemnify, and hold the Lender harmless from all loss, cost or expense (including reasonable attorneys' fees and expenses) suffered by the Lender as a result of any claim brought against the Lender by any governmental agency or authority or any other person on account of the release of hazardous materials or oil on or from any site or vessel owned, occupied or operated by the Borrowers or their Subsidiaries, or the failure by the Borrowers or their Subsidiaries to comply with any environmental, health, safety or sanitation law, code, ordinance, rule or regulation (each of which may be defended, compromised, settled or pursued by the Lender in its reasonable judgment with counsel of the Lender's selection, but at the expense of the Borrowers or their Subsidiaries). Such indemnification shall survive payment of the Obligations. As used herein the terms "site," "vessel" and "hazardous material" shall have the meanings given to such terms in Chapter 21E of the General Laws of Massachusetts.

         Section 7.18. Ownership of the Borrowers. The authorized capital stock of AMBI consists of 65,000,000 shares of Common Stock, $.005 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value, of which 1,000 shares have been designated Series

C Preferred Stock, and 100,000 shares have been designated Series D Preferred Stock. As of the date hereof, 18,783,342 shares of Common Stock, 222 shares of Series C Preferred Stock and 45,000 shares of Series D Preferred Stock have been issued on a fully diluted basis. The authorized capital stock of Selene consists of 75,000 shares of Common Stock, no par value, of which as of the date hereof, 50,000 shares have been issued on a fully diluted basis. The authorized capital stock of JBE consists of 100 shares of Common Stock, no par value per share, of which as of the date hereof, 100 shares have been issued on a fully diluted basis. All of the foregoing shares have been duly and properly issued and are outstanding and are fully paid-up and non-assessable. N21 is wholly owned by AMBI. All of the partnership interests of N21 and the stock of Selene and JBE are owned and held free and clear of all mortgages, liens, pledges, charges, security interests and other encumbrances of every kind whatever.

                  (b) Except as disclosed on Schedule 7.18, there are no outstanding commitments, options, warrants, calls or other agreements or obligations (whether written or oral) binding on the Borrowers, Selene and/or JBE which require or could require the Borrowers, Selene and/or JBE to issue, sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of (i) any shares of any class in the capital of the Borrowers, (ii) any securities exchangeable for or convertible into or carrying any rights to acquire any shares of any class in the capital of the Borrowers, Selene and/or JBE or (iii) any options, warrants or any other rights to acquire any shares of any class in the capital of the Borrowers, Selene and/or JBE.


                  (c) Except as described on Schedule 7.18, no shares of any class in the capital of the Borrowers, Selene and/or JBE are subject to (i) any restrictions on transfer pursuant to any charter or incorporation documents or by-laws, or (ii) any shareholder agreements, voting agreements, voting trusts, trust agreements, trust deeds, irrevocable proxies or any other similar agreements or instruments (whether written or oral).

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until the Obligations are paid and satisfied in full and this Agreement has been terminated, the Borrowers covenant and agree that they will:

         Section 8.01. Financial Statements and Other Information. Furnish to the Lender:

                  (a) as soon as practicable, and in any event within 90 days after the close of each fiscal year of the Borrowers thereafter, an audited consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries, and a related audited consolidated and consolidating statement of income and an audited consolidated and consolidating statement of cash flow of the Borrowers, as at the end of and for the fiscal year just closed, setting forth the corresponding figures of the previous fiscal year in comparative form, all in reasonable detail and certified without any qualification or exception by KPMG Peat Marwick, together with appropriate notes thereto, provided that within 75 days of the date hereof, the Borrowers shall furnish to the Lender audited statements of income and cash flows of N21 for the prior three fiscal years all in reasonable detail and certified, without any qualification or exception by KPMG Peat Marwick, in accordance with the terms above;

                  (b) as soon as practicable, and in any event within 20 days after the close of each calendar month, an unaudited consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries and a related unaudited consolidated and consolidating statement of income and an unaudited consolidated and consolidating statement of cash flows of the Borrowers and their Subsidiaries, (i) as at the end of and for the period commencing at the end of the previous month and ending with such month just closed, and (ii) as at the end of and for the period commencing at the end of the immediately preceding fiscal year and ending with such month just closed, in each case prepared by the management of the Borrowers, all in reasonable detail and certified by the Chairman, chief executive or financial officer(s) of the Borrowers to be true and correct and fairly present the financial position of the Borrowers and their Subsidiaries on such date and for such period, subject to normal recurring year-end audit adjustments and the addition of year-end notes and schedules and to have been prepared in accordance with generally accepted accounting principles, such unaudited financial statements to set forth in comparative form, the corresponding figures if any for the appropriate period of the preceding fiscal year;

                  (c) promptly upon receipt thereof, copies of all final financial reports (including, without limitation, management letters), if any, submitted to the Borrowers and their Subsidiaries by their auditors, in connection with each annual or interim audit or review of their books by such auditors;

                  (d) promptly upon the issuance thereof, copies of all reports to the Securities and Exchange Commission, NASDAQ or any other securities exchange, including, but not limited to, Form 10-Q's, Form 10-K's and Form 8-K's and any registration statements, and all reports, notices or statements sent by the Borrowers or their Subsidiaries to the holders of any Indebtedness for borrowed money of the Borrowers or their Subsidiaries or to the trustee under any indenture under which the same is issued;

                  (e) (i) concurrently with the delivery of the financial statements required to be furnished pursuant to subsection 8.01(a) hereof, and those of the financial statements required to be furnished pursuant to subsection 8.01(b) hereof, the Borrowing Base Certificate delivered pursuant to subsection (i) hereof;

                  (f) promptly upon the commencement thereof, written notice of any claim, litigation, including arbitrations, and of any proceedings before any governmental agency, in each case to which either of the Borrowers or any Subsidiary is a party or by which either the Borrowers or any Subsidiary or their respective properties may be bound, which would, if successful, materially and adversely affect either of the Borrowers or any Subsidiary or where the amount involved exceeds $25,000;

                  (g) with reasonable promptness, such other information respecting the business, operations and financial condition of the Borrowers and their Subsidiaries as the Lender may from time to time reasonably request;

                  (h) immediately upon becoming aware of any development or other information which is reasonably likely to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrowers or their Subsidiaries or the ability of the Borrowers or their Subsidiaries to perform or comply with the Loan Documents or to pay any of the Obligations, telephonic or telecopy notice specifying the nature of such development or information and such anticipated effect;

                  (i) at the time of the first borrowing hereunder and monthly thereafter by no later than the twentieth (20th) day of each month, a certificate (a "Borrowing Base Certificate") dated such date substantially in the form of Exhibit C hereto, such certificate to be signed by the chief executive officer, chief financial officer or another duly authorized officer(s) of the Borrowers, which shall include an updated inventory list and a then current aging of Receivables of the Borrowers by date and upon request by the Lender, a credit history thereof;

                  (j) from time to time when available and in any event at least one month prior to the beginning of each fiscal year of the Borrowers and their Subsidiaries, a summary of business plans and financial operating projections and borrowing bases for such fiscal year (including monthly balance sheets, statements of income and statements of cash flow) for the Borrowers and their Subsidiaries in form and detail satisfactory to the Lender;

                  (k) monthly, an aging of accounts payable and an analysis by date in form and detail satisfactory to the Lender;

                  (l) monthly, by no later than the twentieth (20th) day of each month, a certificate signed by the chief executive officer or chief financial officer(s) of the Borrowers evidencing whether the Borrowers are then in compliance with the financial covenants set forth in Section 9.01 hereof (the "Compliance Certificate");

                  (m) at such times as the Lender may request, information adequate to identify Receivables and the account debtors relating thereto and to identify and value inventory in form and substance as may be requested by the Lender, and, if the Lender so requests after the occurrence of an Event of Default, pledges of inventory or assignments of Receivables in form and substance satisfactory to the Lender which pledges and assignments shall give the Lender full power to collect, compromise or otherwise deal with the assigned Receivables and pledged inventory as the sole owner thereof; and

         All nonpublic information obtained by the Lender pursuant to this
Section 8.01 shall be treated as confidential by the Lender and its internal and external auditors and legal advisors. Notwithstanding the above, the Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Borrowers and their Subsidiaries which may be furnished to it hereunder or otherwise, to any court, regulatory body or agency having jurisdiction over the Lender or to any Person which shall, or shall have any right or obligation to, succeed to all or any part of the Lender's interest in any of the Loans, this Agreement, the other Loan Documents or any Collateral.

         Section 8.02. Corporate Existence, etc. Preserve and maintain, and cause their Subsidiaries to preserve and maintain, their corporate existence, rights and franchises.


         Section 8.03. Compliance with Laws, etc. Comply, and cause their Subsidiaries to comply, with all applicable laws, rules, regulations and orders, and duly observe, all valid requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations promulgated thereunder), and all applicable statutes, rules, regulations and orders relating to environmental protection and to public and employee health and safety (including, without limitation, OSHA and the rules and regulations promulgated thereunder).

         Section 8.04. Payment of Taxes and Claims, etc. Pay, and cause their Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon their property and (ii) all material claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon their property prior to becoming delinquent; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof is being contested in good faith by appropriate proceedings and if the Borrowers and their Subsidiaries have established adequate reserves with respect thereto; and provided, further that the Borrowers and their Subsidiaries shall pay all such taxes, assessments, charges and claims forthwith upon the attachment of any Lien to the Collateral or any portion thereof, which Lien shall not have been released within five days of its attachment.

         Section 8.05. Keeping of Books, Visitation, Inspection, etc.

                  (a) Keep, and cause their Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all financial and business transactions and such other information as may be necessary to prepare the financial statements described in Section 8.01 hereof.

                  (b) Permit any representative of the Lender to visit and inspect any of the

Borrowers' property and that of their Subsidiaries, to examine their books and records and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with its officers, all at such times and as often as the Lender may request during normal business hours upon reasonable prior notice to the Borrowers and their Subsidiaries provided no Event of Default has occurred.

         Section 8.06. Insurance. (a) (i) Keep, and cause their Subsidiaries to keep, all of their properties adequately insured, at all times, with insurance carriers satisfactory to the Lender, in amounts and pursuant to insurance policies reasonably acceptable to the Lender, against loss or damage by fire and other hazards, (ii) maintain, and cause their Subsidiaries to maintain, adequate insurance, at all times with insurance carriers reasonably satisfactory to the Lender, in amounts and pursuant to insurance policies reasonably acceptable to the Lender against liability on account of damage to persons and property and under all applicable workers' compensation laws, and (iii) maintain, and cause their Subsidiaries to maintain, adequate insurance, covering such other risks as the Lender may reasonably request. All insurance premiums shall be paid as they become due or as may be permitted either through existing plans or through such payment plans as are hereafter reviewed and approved by the Lender in its sole discretion. All insurance covering tangible property subject to a Lien in favor of the Lender granted pursuant to this Agreement or under any other Loan Document shall provide that, in the case of each separate loss, the full amount of insurance proceeds with respect thereto shall be payable to the Lender as secured party or otherwise as its interests may appear, to be applied in accordance with Section 4.02 hereof, and shall further (w) provide for at least 30 days' prior written notice to the Lender of the cancellation or substantial modification thereof, (x) provide that, in respect of the interests of the Lender and the Borrowers or any Person, such insurance shall not be invalidated by any action or inaction of the Borrowers or any other Person, (y) insure the Lender's interests regardless of any breach of or violation by the Borrowers or any other Person of any warranties, declarations, or conditions contained in such insurance, and (z) provide that the Lender shall have the right (but not the obligation) to cure any default by the Borrowers or any Person under such insurance. Each liability policy required pursuant to this Section 8.06 shall name the Lender as an additional insured and loss payee and shall be primary without right of contribution from any other insurance which is carried by the Lender to the extent that such other insurance provides the Lender with contingent and/or excess liability insurance with respect to its interest as such in the Collateral and shall expressly provide that all of the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and except liability for premiums (which shall be solely a liability of the Borrowers or such Subsidiary), shall operate in the same manner as if there were a separate policy covering each insured.

                  (b) From time to time upon request of the Lender, promptly furnish or cause to be furnished to the Lender evidence, in form and substance satisfactory to the Lender, of the maintenance of all insurance required to be maintained by Section 8.06(a) hereof, including, but not limited to, such originals or copies as the Lender may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

                  (c) Immediately upon receipt thereof, provide to the Lender a copy of any notice of cancellation or suspension of any insurance coverage.

         Section 8.07. Properties in Good Condition. Keep, and cause their Subsidiaries to keep, their leased properties in good repair, working order and condition and, from time to time, make all needed and proper repairs, renewals, replacements, additions and improvements thereto, in accordance with the terms of the applicable leases so that the business carried on by the Borrowers and their Subsidiaries may be properly and advantageously conducted at all times in accordance with prudent business management.

 Section 8.08. Maintenance of Liens. Except for the filing of continuation statements and the making of other filings by the Lender as secured party or assignee, at all times take all action necessary, and cause their Subsidiaries to take all action necessary, to maintain the Liens and security interests provided for under or pursuant to this Agreement or the other Loan Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Lender necessary for such maintenance.

         Section 8.09. Notice of Default. Notify, and cause their Subsidiaries to notify the Lender in writing promptly upon becoming aware of any default or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default under any agreement for borrowed money to which the Borrowers or any Subsidiary are parties or by which any of their assets are bound or under any lease agreement to which the Borrowers or any Subsidiary are parties.

         Section 8.10. Further Assurances. At the expense of the Borrowers, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered to the Lender such further instruments and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement and the other Loan Documents.

         Section 8.11. ERISA.

                  (a) Pay and discharge, and cause their Subsidiaries to pay and discharge promptly any liability imposed upon it pursuant to the provisions of the Code and Title IV of ERISA; provided, however, that neither the Borrowers nor any Subsidiary shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings and (2) the Borrowers or their Subsidiaries shall have set aside on their books reserves which, in the opinion of the Borrowers' independent certified public accountants, are adequate with respect thereto.

                  (b) Deliver, and cause their Subsidiary to deliver to the Lender promptly and in any event within 10 days, after (i) the occurrence of any "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any Pension Benefit Plan, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived, (ii) the Borrowers or their Subsidiaries or an administrator of any Pension Benefit Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by the Borrowers or their Subsidiaries or an administrator of any Pension

Benefit Plan from the PBGC of the PBGC's intention to terminate any Pension Benefit Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Benefit Plan or Employee Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) the Borrowers or their Subsidiaries know or have reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan, an explanation of such event or condition, (vi) the receipt by the Borrowers of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, or (vii) the Borrowers or their Subsidiaries know or have reason to know that an application is to be, or has been made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, in each case together with a statement signed by the treasurer or controller of the Borrowers or such Subsidiary setting forth details as to such reportable event, notice, event or condition and the action which the Borrowers or their Subsidiaries propose to take with respect thereto.

         Section 8.12. Appraisals. Upon the reasonable request of the Lender no more than once annually provided that no Event of Default shall have occurred, deliver appraisals on all property owned and operated by the Borrowers and their Subsidiaries, which appraisals shall be prepared by appraisers reasonably satisfactory to the Lender at the expense of the Borrowers and shall be in form reasonably satisfactory to the Lender.

         Section 8.13. Maintenance of Accounts. Maintain their primary operating accounts including, without limitation, cash management accounts, control accounts, disbursement and distribution accounts and demand deposit accounts, with the Lender.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until the Obligations are paid and satisfied in full and this Agreement has been terminated, the Borrowers covenant and agree that they will not:

         Section 9.01. Financial Covenants.

                  A. Minimum Consolidated Net Income. Permit Consolidated Net Income at any time, measured monthly to be less than (except in the case of January 1998, such number shall be a maximum) the amounts set forth below:

                    Period                            Amount

         August 1 - August 31, 1997                   $100,000
         September 1 - September 30, 1997            ($150,000)
         October 1 - October 31, 1997                ($190,000)
         November 1 - November 30, 1997               ($80,000)
         December 1 - December 31, 1997               $150,000
         January 1-January 31, 1998                  ($140,000)

                  B. Minimum Consolidated Adjusted EBITDA. Permit Consolidated Adjusted EBITDA at any time, measured at the end of each month and caLculated on a rolling three-month basis and including at the end of each fiscal year of the Borrowers to be less than the following:

                    Period                             Amount

         October 1 - October 31, 1997                 $200,000
         November 1 - November 30, 1997               $ 20,000
         December 1 - December 31, 1997               $320,000
         January 1-January 31, 1998                   $360,000

                  C. Minimum Consolidated Current Ratio. Permit the Consolidated Current Ratio at any time, measured monthly to be less than the ratio set forth opposite each such Period:

                    Period                             Ratio

         August 1 - August 31, 1997                   .80:1
         September 1 - September 30, 1997             .80:1
         October 1 - October 31, 1997                 .80:1
         November 1 - November 30, 1997               .80:1
         December 1 - December 31, 1997               .80:1
         January 1- January 31, 1998                  .80:1

                  D. Minimum Consolidated Stockholders' Equity. Permit Consolidated stockholder's equity at any time measured monthly to be less than the amount set forth opposite each such Period:

                    Period                              Amount

         August 1 - August 31, 1997                   $ 8,100,000
         September 1 - September 30, 1997             $ 7,950,000
         October 1 - October 31, 1997                 $ 8,750,000
         November 1 - November 30, 1997               $ 8,700,000
         December 1 - December 31, 1997               $ 8,850,000
         January 1-January 31, 1998                   $ 8,700,000

                  E. Maximum Consolidated Debt/Stockholders' Equity Ratio. Permit the ratio of Consolidated Debt to stockholders' equity to exceed the following measured monthly:

                    Period                            Ratio

         August 1 - August 31, 1997                   1.55:1
         September 1 - September 30, 1997             1.55:1
         October 1 - October 31, 1997                 1.30:1
         November 1 - November 30, 1997               1:30:1
         December 1 - December 31, 1997               1:30:1
         January 1-January 31, 1998                   1:30:1

                  F. Maximum Consolidated Capital Expenditures. Permit Consolidated Capital Expenditures at any time to exceed the following amounts:

                    Period                            Amount

         Section 9.02. Indebtedness. Create, incur, assume or suffer to exist, or permit their Subsidiaries to create, incur, assume or suffer contingently or otherwise, any Indebtedness, other than:

                  (a) Indebtedness to the Lender hereunder and under the Notes;

                  (b) unsecured Consolidated Current Liabilities (not the result of borrowing) incurred in the ordinary course of business and not represented by any note, bond, debenture or other evidence of Indebtedness;

                  (c) Indebtedness outstanding on the date hereof which is set forth in Schedule 9.02 hereto, including Indebtedness to NSK but not the increase, modification, refunding or extension of maturity thereof, in whole or in part;

                  (d) purchase money Indebtedness secured by purchase money security interests permitted by subsection 9.03(b);

                  (e) Indebtedness in respect of taxes, assessments and governmental charges to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.04 hereof, and Indebtedness secured by Liens of carriers, warehousemen, mechanics, materialmen, and repairmen permitted under subsection 9.03(c) hereof; or

                  (f) Indebtedness for leased equipment and vehicles in amounts not exceeding amounts currently shown on the Borrowers' financial statements as of the Closing Date.

         Section 9.03. Liens. Create, incur, assume or suffer to exist, or permit their Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of their respective property or assets now owned or hereafter acquired, other than:

                  (a) Liens existing on the date hereof and disclosed in
Schedule 9.03 hereto, but not any extension, renewal or increase in the amount thereof;

                  (b) Purchase money mortgages or other purchase money Liens (including, without limitation, finance leases) upon any fixed or capital assets hereafter acquired, or Liens (including, without limitation, finance leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (w) any such Lien does not extend to or cover any other asset of the Borrowers or their Subsidiaries (except with respect to proceeds of such asset), (x) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such finance lease) only, (y) the principal amount secured by each such Lien does not exceed the unpaid purchase price for such asset and (z) the aggregate amount of Indebtedness secured by such purchase money Liens shall not exceed $25,000 at any time;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business securing sums which are not overdue;

                  (d) pledges or deposits to secure obligations under worker's compensation laws or similar legislation;

                  (e) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of business by the Borrower, as lessee;

                  (f) deposits to secure public or statutory obligations of the Borrowers or their Subsidiaries;

                  (g) Liens in favor of the Lender.

         Section 9.04. Mergers, etc. Merge or consolidate, or permit their Subsidiaries to merge or consolidate, into or with any other Person, or change the nature of its business, or change its name, or wind up, liquidate or dissolve, or agree to do any of the foregoing, subject to Section 9.07 below.

         Section 9.05. Sale of Assets, etc. Assign, transfer, sell, lease or otherwise dispose of, or permit their Subsidiaries to assign, transfer, sell, lease or otherwise dispose of, all or any part of their property or assets, or any stock, to any other Person, other than (i) sales of inventory in the ordinary course of business, (ii) dispositions of obsolete equipment the aggregate value of which shall not exceed $25,000 in any fiscal year of the Borrowers and their Subsidiaries and (iii) vehicles disposed of in the ordinary course of business, without the Lender's consent which may be withheld in its sole discretion.

         Section 9.06. Dividends, etc. Declare or pay, or permit their Subsidiaries to declare or pay, any dividend on their capital stock now or hereafter outstanding, or make any payment to purchase, redeem, retire or acquire any of their capital stock or any option, warrant (other than certain warrants issued to the Lender), or other right to acquire such capital stock, or apply or set apart any of its assets therefor, or make any other distribution in respect of any such shares, or make any principal payment or prepayment on account of, or purchase, redeem or defease any Subordinated Indebtedness (other than prepayments and payments permitted under the Subordination Agreements) or agree, to do any of the foregoing, without the Lender's consent which may be withheld in its sole discretion.

         Section 9.07. Investments, Acquisitions, Loans, etc. Lend or advance money, credit or property to any Person, or invest in (by capital contribution, creation of subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any Person (or any division or subunit of any Person), or enter into any exchange of securities with any Person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any person's payment or performance or capability) the Indebtedness, performance, obligations, stock or dividends of any Person, or agree to do any of the foregoing or permit any Subsidiary to do or agree to do any of the foregoing (collectively, "Restricted Payments"), without the Lender's prior written consent which may be withheld in its sole discretion, except endorsements of negotiable instruments for deposit or collections in the ordinary course of business or investments in money market or cash equivalent instruments, provided that the Lender's prior written consent shall not be required in connection with acquisitions of stock or assets or the entering into a material licensing agreement where (i) the total consideration is paid less than One Million Dollars ($1,000,000), (ii) the total cash consideration paid is less than Two Hundred and Fifty Thousand Dollars ($250,000) and (iii) the operations of the acquired party can be incorporated directly into those of one of the Borrowers.

         Section 9.08. Lease-Backs. Enter, or permit their Subsidiaries to enter, into any arrangements, directly or indirectly, with any Person, whereby the Borrowers or their Subsidiaries shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred or of other property which the Borrowers or their Subsidiaries intend to use for substantially the same purpose or purposes as the property so sold or transferred.


         Section 9.09. Compromise of Receivables. Compromise or adjust, or permit their Subsidiaries to compromise or adjust, any of the Receivables (or extend the time for payment thereof) or grant any discounts, allowances or credits thereon, in each case other than in the normal course of business.

         Section 9.10. Transactions with Affiliates and Agents. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, loan or advance any money or credit to, or sell any product or provide any service on more favorable terms than would be provided to any third-party in an arm's length transaction or enter into any other transaction with, any stockholder, officer, Affiliate or agent of the Borrowers, or any relative thereof, or permit their Subsidiaries to do any of the foregoing.

         Section 9.11. Compliance with ERISA.

                  (a) Engage, or permit their Subsidiaries to engage, in any transaction in connection with which the Borrowers or their Subsidiaries could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code; or

                  (b) Terminate, or permit their Subsidiaries to terminate, any Pension Benefit Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrowers to participants, beneficiaries or the PBGC; or

                  (c) Fail to make, or permit their Subsidiaries to fail to make, payment when due of all amounts which, under the provisions of any Pension Benefit Plan or Employee Plan, the Borrowers are required to pay as contributions thereto, or, with respect to any Pension Benefit Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

         Section 9.12. Fiscal Year. Have, or permit their Subsidiaries to have, a fiscal year ending other than June 30 in any year for AMBI, provided that N21 may have a fiscal year ending December 31.

         Section 9.13. No Guarantees. Neither the Borrowers nor any Subsidiary shall enter into any guarantee of indebtedness of any Person.

         Section 9.14. Arrangements between Borrowers and Burns Philp. Borrow any amounts under its existing revolving credit facility with Burns Philp until such time as Burns Philp shall have subordinated its security interest in the Collateral and its payment, collection and related rights to the Lender, upon terms satisfactory to the Lender in its sole discretion in accordance with
Section 10.01(s).

         Section 9.15. Subsidiaries. Acquire or create, or permit their Subsidiaries to acquire and create, any Subsidiaries.

         Section 9.16. License Arrangements. During the period in which the Term Loan is outstanding, the Borrowers shall not sublicense any of their respective licenses, and shall not license any patent, trademark, copyright or other intangible asset, without the approval of the Borrower's Board of Directors (in the case of AMBI) or partners (in the case of N21). If the outstanding principal amount of the Term Loan is greater than $1,500,000 and a license includes any payments during the life of the Term Loan, the Lender shall have the right to have 50% of the payments applied by the Borrowers to reduce the principal amount of the Term Loan.

                                    ARTICLE X

                                EVENTS OF DEFAULT

         Section 10.01. Events of Default. If any one or more of the following events

(herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of or interest on any of the Loans or in the due and punctual payment of any fees (including the Maintenance fees) or other amounts payable hereunder when and as the same shall become due and payable (whether at maturity, by acceleration or otherwise) and such default shall continue unremedied for a period of five (5) or more days; or

                  (b) if (i) a default shall be made in the performance or observance of, or shall occur under, any material covenant, agreement or provision contained in this Agreement, any other Loan Document, and such default shall continue unremedied for a period of thirty (30) or more days after written notice thereof is given from the Lender to the Borrowers or any Subsidiary, or
(ii) this Agreement, or any other Loan Document, shall terminate or be terminated or become void or unenforceable for any reason whatsoever without the prior written consent of the Lender; or

                  (c) if a default, taking into consideration any applicable grace or notice period, shall occur (i) in the payment of any principal,

interest or premium with respect to any Indebtedness for borrowed money of the Borrowers or any Subsidiary or (ii) under any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrowers and such default shall not have been expressly waived in writing, shall permit (assuming the giving of appropriate notice if required) the acceleration of such Indebtedness (without giving effect to any standstill or acceleration blockage period) or if any such Indebtedness shall be declared due and payable prior to the stated maturity thereof or shall not be paid in full at the stated maturity thereof; or

                  (d) if any representation, warranty or other statement of fact given herein, in any other Loan Document of the Borrowers, or any Subsidiary, or in any writing, certificate, report or statement at any time furnished to the Lender pursuant to or in connection with this Agreement, or any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (e) if the Borrowers or any Subsidiary shall be unable to pay its or their respective debts generally as they become due; file a petition to take advantage of any insolvency act; make an assignment for the benefit of its or their creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America, any state thereof or any foreign country; or

                  (f) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrowers or any Subsidiary, or of the whole or any substantial part of their respective properties, or approve a petition filed against the Borrowers or any Subsidiary, seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America, any state thereof or any foreign country; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrowers or any Subsidiary or of the whole or any substantial part of their respective properties; or if there is commenced against the Borrowers or any Subsidiary any proceeding for any of the foregoing relief and such proceeding continues for a period of sixty (60) days, whether or not consecutive; or if the Borrowers or any Subsidiary, by any act, indicates its or their consent to or approval of any such proceeding or petition; or

                  (g) if (i) any final and unappealable judgment in excess of $25,000 is rendered against the Borrowers or any Subsidiary, (ii) there is any injunction, attachment or execution against any of the properties of the

Borrowers or any Subsidiary for any amount in excess of $25,000, and such judgment, attachment or execution remains unsatisfied, unstayed or undischarged for any period of thirty (30) consecutive days unless contested by the Borrowers in good faith and bonded over; or

                  (h) if (i) a reportable event (within the meaning of Section 4043(b) of ERISA) (whether or not waived) shall have occurred with respect to a Pension Benefit Plan which could, in the opinion of the Lender, have a material adverse effect on the financial condition of the Borrowers or any Subsidiary;
(ii) the Borrowers or any Subsidiary or an administrator of any Pension Benefit Plan shall file a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA; (iii) the Borrowers or any Subsidiary or an administrator of a Pension Benefit Plan shall receive notice that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan; (iv) any other event or condition exists which might, in the opinion of the Lender, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan by the PBGC; (v) a Pension Benefit Plan shall fail to maintain the minimum funding standard required by
Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code which could, in the opinion of the Lender, have a material adverse effect on the financial condition of the Borrowers or any Subsidiary; or (vi) the Borrowers or any Subsidiary has incurred, or is likely to incur, a liability under the provisions of Sections 4062, 4063, 4064 or 4201 of ERISA which could, in the opinion of the Lender, have an adverse effect on the financial condition of the Borrowers or any Subsidiary; or

                  (i) if there shall occur any issuance or transfer of any partnership interests of N21 or capital stock of any Subsidiary or any other change in the legal or beneficial ownership of N21 or any Subsidiary from that existing on the Closing Date without the prior written consent in each case of the Lender, except for transfers of the outstanding shares of Common Stock of the Borrowers or any Subsidiary to existing shareholders; or

                  (j) if the Lender shall be served with a writ of levy or attachment, or named as defendant in a trustee process action for the Borrowers or any Subsidiary, or of any other similar process of attachment;

                  (k) if there shall occur any default under any other obligation of the Borrowers or any Subsidiary to the Lender or any other third party lender;

                  (l) [Intentionally omitted.]

                  (m) if the Borrower shall borrow funds from Burns Philp's at any time prior to such date as Burns Philp shall have subordinated their loans in accordance with Section 2.07(ix);

                  (n) if AMBI and its subsidiaries shall own less than 100% of the issued and outstanding partnership interests of N21 or less than 100% of the issued and outstanding stock of Selene or JBE or shall hold a lesser economic interest in the business and assets of N21, Selene or JBE than it currently maintains;

                  (o) except as permitted in this Agreement, if either of the Borrowers shall either sublicense any of their respective intellectual property rights to any third party or shall license any of their respective intellectual property, without the prior written consent of the Lender (exclusive of certain existing license arrangements with the USDA and Oriola in effect as of the date of this Agreement);

                  (p) if AMBI shall fail to file any required securities filings with the SEC, NASDAQ or other exchange on which its securities are then listed on a timely basis;

                  (q) if AMBI shall fail to provide the Lender with prompt notice of any NASD or similar regulatory proceedings or inquiries, whether written or oral;

                  (r) any delisting of AMBI's securities; or

                  (s) any violation by AMBI or any of its officers, employees, consultants or directors or agents of the FTC Order;

then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing,

                  (A) either or both of the following actions may be taken: (i) the Lender may declare any obligation to lend hereunder terminated whereupon the obligation of the Lender to make further Loans hereunder shall terminate immediately, and/or (ii) the Lender may declare any or all of the Obligations to be due and payable, and the same, all interest accrued thereon and all other obligations of the Borrowers to the Lender hereunder and under the Loan Documents shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clauses (e) or (f) above, then the obligation of the Lender to lend hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without any necessary action or notice by the Lender;

                  (B) the Lender shall have all of the rights and remedies

available to it hereunder, under the other Loan Documents, at law and in equity; and

                  (C) the Lender may determine which rights, security, Liens, security interests or remedies at any time shall be pursued, relinquished, subordinated, modified or what other action shall be taken with respect thereto, without in any way modifying or affecting any of them or any of the Lender's rights hereunder; and any moneys, deposits, Receivables, balances, or other property of the Borrowers which may come into the Lender's hands at any time or in any manner, may be retained by the Lender and applied to any of the Obligations.

         Section 10.02. Suits For Enforcement. In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         Section 10.03. Rights and Remedies Cumulative. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         Section 10.04. Right of Setoff. In addition to and not in limitation of all rights of offset that the Lender may have under applicable law, the Lender shall, upon the occurrence and during the continuance of any Event of Default and whether or not the Lender has made any demand or any Obligations are matured, have the right to appropriate and apply to the payment of the Obligations, all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing to the Borrowers by the Lender, whether or not related to this Agreement, the other Loan Documents or any transaction hereunder regardless of the existence or sufficiency of any other Collateral therefor.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01. Notices. All notices, requests and other communications to any party hereunder or under any of the Loan Documents shall be in writing (except for telephonic Notices of Borrowing) and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service and shall be given,

if to the Borrowers:                   AMBI Inc.
                                       771 Old Saw Mill Road
                                       Tarrytown, NY 10591
                                       Attn: Fredric D. Price

with a copy to:                        AMBI Inc.
                                       771 Old Saw Mill Road
                                       Tarrytown, NY 10591
                                       Attn:  Benjamin T. Sporn, Esq.
                                              Vice President and General Counsel

                                       Oscar D. Folger, Esquire
                                       521 Fifth Avenue, 24th Floor
                                       New York, NY 10175

if to the Lender:                      State Street Bank and Trust Company
                                       225 Franklin Street
                                       Boston, MA 02110
                                       Attn: Basem W. Pharaon, Loan Officer

with a copy to:                        Steven P. Rosenthal, Esquire
                                       Mintz, Levin, Cohn, Ferris,
                                       Glovsky and Popeo, P.C.
                                       One Financial Center
                                       Boston, MA 02111

or such other address as such party may hereafter specify by notice to the Lender and the Borrower. Each such notice, request or other communication shall be effective (i) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in this Section.

         Section 11.02. Amendments, etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrowers or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrowers or such Subsidiary, and then such amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         Section 11.03. No Waiver. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder or under any other Loan Document and no course of dealing between the Borrowers or any Subsidiary and the Lender shall operate as a waiver of any thereof, nor shall any single or partial exercise of any right, power or remedy hereunder or under any other Loan

Document or any abandonment or discontinuance of steps to enforce any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No notice to or demand on the Borrowers or any Subsidiary not required hereunder or under any other Loan Document in any case shall entitle the Borrowers or any Subsidiary to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

         Section 11.04. Payment of Expenses, Indemnity, etc. The Borrowers shall:

                  (a) except as specifically limited herein, whether or not the transactions hereby contemplated are consummated, pay all out-of-pocket costs and expenses of the Lender in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement, the Notes, the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating thereto (including, without limitation, the fees and disbursements of counsel for the Lender in each instance and all reasonable travel, lodging and related costs of Lender in connection with any periodic site visits to the Borrowers during the term of the Loans in connection with its review of the Borrowers' business);

                  (b) pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes;

                  (c) indemnify, defend and hold harmless the Lender and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings, pending or threatened, which arise out of or are in any way related to (i) any actual or proposed use by the Borrowers of the proceeds of the Loans or (ii) the Lender's entering into this Agreement, any of the other Loan Documents including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding.

         If and to the extent that the obligations of the Borrowers under this
Section 11.04 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrowers' obligations under this Section 11.04 shall survive any termination of this

Agreement and the payment in full of the Obligations.

         Section 11.05. Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrowers may not assign or transfer any of their interest hereunder without the prior written consent of the Lender.

                  (b) The Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of the Lender.

                  (c) (i) The Lender may assign its rights, but may not delegate its obligations, under this Agreement and further may assign, or sell participations in, all or any part of any Loan or Loans made by it or any other interest herein or in its Notes to another bank or insurance company or pension fund, in which event (A) in the case of an assignment, upon notice thereof by the Lender to the Borrowers, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were the Lender hereunder and the holder of a Note, and (B) in the case of a participation, the participant shall not have any rights under this Agreement or any Note or any other Loan Document, except as set forth in this Section 11.05(c) (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement executed by the Lender in favor of the participant relating thereto). The Lender may furnish any information concerning the Borrowers in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants). In the event that the Lender assigns or sells a participation in all or any part of the Notes or the Loans or any interest in the Collateral in connection therewith to any Person other than an Affiliate of the Lender, the Lender shall endeavor to give the Borrowers prompt notice thereof, provided that the failure of the Lender to give such notice shall not result in any liability to the Lender.

                  (ii) The Borrowers hereby grant to each participant in the Loans, and each such participant shall have and is hereby given, a continuing lien on and security interest in any and all monies, securities, and other property of the Borrowers and the proceeds thereof, now or hereafter held or received by such participant, and also upon any and all deposits (general or special) and credits of the Borrowers with, and any and all claims of the Borrowers against, such participant, at any time existing, including the right of setoff, to the extent of such participant's participation in the Loans, and such participant shall be deemed to have, the same right of setoff to the extent of such participant's participation in the Loans as it would if it were a direct lender.

         Section 11.06. Governing Law, Submission to Jurisdiction, etc.

                  (a) This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with and be governed by the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of law principles thereof).

                  (b) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of The Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and, by execution and delivery of this Agreement, the Borrowers hereby accept for itself and their Subsidiaries and in respect of their respective property, generally and unconditionally, the jurisdiction of the aforesaid courts.

                  (c) The Borrowers hereby irrevocably waive, in connection with any such action or proceeding, (i) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions, (ii) the right to interpose any setoff, non-compulsory counterclaim or cross-claim and (iii) to the maximum extent not prohibited by law, the Borrowers, and the Lender each hereby knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby.

                  (d) The Borrowers irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrowers at their address set forth in Section 11.01 hereof.

                  (e) Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

         Section 11.07. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.

         Section 11.08. Collection Costs. In the event that the Lender shall retain an attorney or attorneys to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Agreement, the Loans, the Notes, any other Loan Document, any Obligations, any Receivable, or the lien or security interest in any Collateral or any other security for the Obligations or under any instrument or document delivered pursuant to this Agreement, or in connection with any Obligations, or to protect the rights of any holder or holders with respect thereto, the Borrowers shall pay all of the reasonable costs and expenses actually incurred of such collection, enforcement or protection, including, without limitation, reasonable attorneys' fees, which amounts shall be part of the Obligations, and the Lender may take judgment for all such amounts.

         Section 11.09. Termination of Agreement. (a) The Borrowers may terminate this Agreement at any time upon (i) the delivery to the Lender of irrevocable notice of its intention to terminate this Agreement and (ii) payment of all Obligations of the Borrowers to the Lender under or in respect of this Agreement, the Notes and the other Loan Documents, including, without limitation, the principal amount of all Loans outstanding as of the date of such payment, all interest accrued thereon through the date of such payment, and all fees and expenses accrued and unpaid through the date of such payment.

                  (b) The Lender may terminate this Agreement immediately, at any time during the continuance of an Event of Default under Article X; provided, however, that this Agreement shall automatically terminate if there shall occur an Event of Default under Section 10.01(e) or 10.01(f) hereof.

                  (c) The termination of this Agreement shall not affect any rights of the Borrowers or the Lender arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated. Upon the termination of this Agreement, all Obligations (including, without limitation, the Loans) shall be due and payable without notice or demand. The security interests, liens and rights granted to the Lender hereunder and under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Borrowers' accounts may from time to time be temporarily in a credit position, until all of the Obligations have been paid in full after the termination hereof. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof unless otherwise provided. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.


         Section 11.10. Headings Descriptive. The headings of the several articles and sections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 11.11. Entire Agreement. This Agreement, together with the other Loan Documents and the Subordination Agreements, embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. Each of the Borrowers certifies that it is relying on no statement, representation, warranty, covenant or agreement of any kind except for those set forth in this Agreement and the other Loan Documents.

         Section 11.12. Waiver of Rights Related to Damages. To the maximum extent not prohibited by law, the Borrowers and the Lender each hereby knowingly, voluntarily and intentionally waives any right it may have to claim or recover in any litigation directly or indirectly arising out of, under or in connection with this Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages, unless such claim is with respect to the willful misconduct or gross negligence of the Lender.

         Section 11.13. Certifications. The Borrowers and the Lender each hereby certifies that neither any representative or agent of the Lender nor the Lender's counsel has represented, expressly or otherwise, or implied that the Lender would not, in the event of litigation, seek to enforce the waivers set forth in subsection 11.06(c) and Section 11.12 hereof. The Borrowers and the Lender each acknowledge that they have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications herein.

         Section 11.14. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as an instrument under seal in The Commonwealth of Massachusetts as of the day and year first above written.


                                 AMBI INC., a New York corporation
 (formerly known as Applied Micro Biology, Inc.)

                                 By: _________________________________________

                                 Title:_______________________________________
                                            hereunder duly authorized

                                 NUTRITION 21, a California limited partnership

                                 By:  SELENE SYSTEMS, INC., a California
                                       corporation, its General Partner

                                 By:__________________________________________

                                 Title:_______________________________________
                                             hereunder duly authorized

                                 STATE STREET BANK AND TRUST COMPANY

                                 By:__________________________________________
                                         Basem W. Pharaon, Loan Officer